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                           REVOLVING CREDIT AGREEMENT

                          dated as of November 13, 1997



                                  STAPLES, INC.


                             THE BANKS NAMED HEREIN,


                                BANKBOSTON, N.A.,
                             AS ADMINISTRATIVE AGENT


                            THE CHASE MANHATTAN BANK,
                              AS SYNDICATION AGENT


                              FLEET NATIONAL BANK,
                             AS DOCUMENTATION AGENT


                                       and


                           THE CO-AGENTS NAMED HEREIN


                                      WITH
                           BANCBOSTON SECURITIES INC.
                            HAVING ACTED AS ARRANGER






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

                                TABLE OF CONTENTS



ss.1.   DEFINITIONS AND RULES OF INTERPRETATION........................     1
ss.1.1          Definitions............................................     1
ss.1.2          Rules of Interpretation................................     18

ss.2.   THE REVOLVING CREDIT FACILITY..................................     19
ss.2.1          Commitment to Lend Syndicated Loans....................     19
ss.2.2          Requests for Syndicated Loans..........................     20
ss.2.3          Competitive Bid Loans..................................     20
   ss.2.3.1     Competitive Bid Borrowings.............................     20
   ss.2.3.2     Maximum Competitive Bid Loans; Funding Losses..........     24
   ss.2.3.3     Repayment of Competitive Bid Loans.....................     24
ss.2.4          Funds for Revolving Credit Loans.......................     24
   ss.2.4.1     Funding Procedures.....................................     24
   ss.2.4.2     Advances by Agent......................................     25
ss.2.5          The Notes..............................................     25
ss.2.6          Reduction of Total Commitment..........................     26
ss.2.7          Mandatory Repayments of Revolving Credit Loans.........     27
ss.2.8          Optional Repayments of Syndicated Loans................     27
ss.2.9          Interest on Revolving Credit Loans.....................     28
ss.2.10         Conversion Options.....................................     28
   ss.2.10.1    Conversion to Different Type of Syndicated Loan........     28
   ss.2.10.2    Continuation of Type of Syndicated Loan................     29
   ss.2.10.3    Eurodollar Rate Loans..................................     29
ss.2.11         The Swing Line.........................................     29

ss.3.   LETTERS OF CREDIT..............................................     32
ss.3.1          Letters of Credit......................................     32
ss.3.2          Reimbursement Obligation of the Borrower...............     33
ss.3.3          Letter of Credit Loan Obligations Absolute.............     33
ss.3.4          Obligations of the Banks...............................     34
ss.3.5          Letter of Credit Fee...................................     35

ss.4.   CERTAIN GENERAL PROVISIONS; FEES...............................     36
ss.4.1          Agent's Fee............................................     36
ss.4.2          Facility Fee...........................................     36
ss.4.3          Funds for Payment......................................     36
   ss.4.3.1     Payments to Agent......................................     36
   ss.4.3.2     No Offset, Etc.........................................     36
   ss.4.3.3     Withholding............................................     37
ss.4.4          Computations...........................................     37
ss.4.5          Inability to Determine Eurodollar Rate.................     37
ss.4.6          Illegality.............................................     38
ss.4.7          Additional Costs, Etc. ................................     38
ss.4.8          Capital Adequacy.......................................     40
ss.4.9          Certificate............................................     40
ss.4.10         Indemnity..............................................     40
ss.4.11         Interest on Overdue Amounts............................     41
ss.4.12         Replacement of Individual Banks........................     41
ss.4.13         Guaranties.............................................     42

ss.5.   REPRESENTATIONS AND WARRANTIES.................................     42
ss.5.1          Corporate Authority....................................     42
   ss.5.1.1.    Incorporation; Good Standing...........................     42
   ss.5.1.2     Authorization..........................................     42
   ss.5.1.3     Enforceability.........................................     43
ss.5.2          Governmental Approvals.................................     43
ss.5.3          Title to Properties; Leases............................     43
ss.5.4          Financial Statements...................................     43
ss.5.5          No Material Changes, Etc. .............................     44
ss.5.6          Franchises, Patents, Copyrights, Etc...................     44
ss.5.7          Litigation.............................................     44
ss.5.8          Compliance with Other Instruments, Laws, Etc. .........     45
ss.5.9          Tax Status.............................................     45
ss.5.10         No Event of Default....................................     45
ss.5.11         Holding Company and Investment Company Acts............     45
ss.5.12         Employee Benefit Plans.................................     46
   ss.5.12.1    In General.............................................     46
   ss.5.12.2    Terminability of Welfare Plans.........................     46
   ss.5.12.3    Guaranteed Pension Plans...............................     46
   ss.5.12.4    Multiemployer Plans....................................     46
ss.5.13         Regulations U and X; Etc...............................     47
ss.5.14         Environmental Compliance...............................     47
ss.5.15.        Subsidiaries, Etc......................................     48

ss.6.   AFFIRMATIVE COVENANTS OF THE BORROWER..........................     48
ss.6.1          Punctual Payment.......................................     48
ss.6.2          Maintenance of Office..................................     48
ss.6.3          Records and Accounts...................................     48
ss.6.4          Financial Statements, Certificates and Information.....     49
ss.6.5          Notices................................................     50
ss.6.6          Corporate Existence; Maintenance of Properties.........     50
ss.6.7          Insurance..............................................     51
ss.6.8          Taxes..................................................     51
ss.6.9          Inspection of Properties and Books, Etc................     51
ss.6.10         Compliance with Laws, Contracts, Licenses and Permits..     52
ss.6.11         Employee Benefit Plans.................................     52
ss.6.12         Use of Proceeds........................................     53
ss.6.13         Licenses and Permits...................................     53
ss.6.14         Further Assurances.....................................     53

ss.7.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER.....................     53
ss.7.1          Restrictions on Indebtedness...........................     53
ss.7.2          Restrictions on Liens..................................     55
ss.7.3          Restrictions on Investments............................     57
ss.7.4          Distributions..........................................     60
ss.7.5          Employee Benefit Plans.................................     60
ss.7.6          Merger and Consolidation...............................     60
ss.7.7          Disposition of Assets and Sale - Leaseback
                Transactions...........................................     61
ss.7.8          Subordinated Debt......................................     62

ss.8.   FINANCIAL COVENANTS OF THE BORROWER............................     63
ss.8.1          Fixed Charge Coverage Ratio............................     63
ss.8.2          Funded Debt to EBITDA Ratio............................     63
ss.8.3          Minimum Consolidated Tangible Net Worth................     63

ss.9.   CLOSING CONDITIONS.............................................     64
ss.9.1          Loan Documents.........................................     64
ss.9.2          Certified Copies of Charter Documents..................     64
ss.9.3          Corporate Action.......................................     64
ss.9.4          Incumbency Certificate.................................     64
ss.9.5          Opinion of Counsel.....................................     64
ss.9.6          Payment of Fees........................................     64
ss.9.7          Termination of Existing Credit Agreement...............     65
ss.9.8          Compliance Certificate.................................     65
ss.9.9          No Material Adverse Change.............................     65

ss.10.  CONDITIONS TO ALL BORROWINGS...................................     65
ss.10.1         Representations True; No Event of Default..............     65
ss.10.2         No Legal Impediment....................................     65
ss.10.3         Governmental Regulation................................     65
ss.10.4         Proceedings and Documents..............................     66

ss.11.  EVENTS OF DEFAULT; ACCELERATION; ETC...........................     66
ss.11.1         Events of Default and Acceleration.....................     66
ss.11.2         Termination of Commitments.............................     69
ss.11.3         Remedies...............................................     70

ss.12.  SETOFF   ......................................................     70
ss.13.  THE AGENT......................................................     71
ss.13.1         Authorization..........................................     71
ss.13.2         Employees and Agents...................................     72
ss.13.3         No Liability...........................................     72
ss.13.4         No Representations.....................................     72
ss.13.5         Payments...............................................     73
   ss.13.5.1    Payments to Agent......................................     73
   ss.13.5.2    Distribution by Agent..................................     73
   ss.13.5.3    Delinquent Banks.......................................     73
ss.13.6         Holders of Notes.......................................     74
ss.13.7         Indemnity..............................................     74
ss.13.8         Agent as Bank; Etc. ...................................     74
ss.13.9         Resignation............................................     74
ss.13.10        Notification of Defaults and Events of Default.........     75

ss.14.  EXPENSES ......................................................     75

ss.15.  INDEMNIFICATION................................................     76

ss.16.  SURVIVAL OF COVENANTS, ETC.....................................     76

ss.17.  ASSIGNMENT AND PARTICIPATION...................................     77
ss.17.1         Conditions to Assignment by Banks..................         77
ss.17.2         Certain Representations and Warranties; Limitations;
                  Covenants..........................................       77
ss.17.3         Register...............................................     78
ss.17.4         New Notes..............................................     79
ss.17.5         Participations.........................................     79
ss.17.6         Disclosure.............................................     79
ss.17.7         Assignee or Participant Affiliated with the Borrower...     80
ss.17.8         Miscellaneous Assignment Provisions....................     80
ss.17.9         Assignment by Borrower.................................     81

ss.18.  NOTICES, ETC...................................................     81

ss.19.  GOVERNING LAW..................................................     81

ss.20.  HEADINGS ......................................................     82

ss.21.  COUNTERPARTS...................................................     82

ss.22.  ENTIRE AGREEMENT, ETC..........................................     82

ss.23.  WAIVER OF JURY TRIAL...........................................     82


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                                      -5-


ss.24.  CONSENTS, AMENDMENTS, WAIVERS, ETC.............................     83

ss.25.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION..................     83
   ss.25.1      Sharing of Information with Section 20 Subsidiary......     83
   ss.25.2      Confidentiality           .............................     84
   ss.25.3      Prior Notification        .............................     84
   ss.25.4.     Other                     .............................     84

ss.26.  SEVERABILITY                       ............................     85

                      EXHIBITS AND SCHEDULES

Exhibit A                     Form of Loan Request
Exhibit B                     Form of Competitive Bid Quote Request
Exhibit C                     Form of Invitation for Competitive Bid Quotes
Exhibit D-1                   Form of Competitive Bid Quote
Exhibit D-2                   Form of Notice of Competitive Bid Borrowing
Exhibit D-3                   Form of Notice of Competitive Bid Loans
Exhibit E-1                   Form of Syndicated Note
Exhibit E-2                   Form of Competitive Bid Note
Exhibit E-3                   Form of Swing Line Note
Exhibit F                     Form of Guaranty
Exhibit G                     Form of Compliance Certificate
Exhibit H                     Form of Assignment and Acceptance
Exhibit I                     Form of Swing Line Loan Request

Schedule 1                    Banks
Schedule 2                    Guarantors
Schedule 5.3                  Title to Properties, Leases
Schedule 5.7                  Litigation
Schedule 5.9                  Taxes
Schedule 5.12                 Pension Liabilities
Schedule 5.14                 Environmental Compliance
Schedule 5.15(a)              Subsidiaries
Schedule 5.15(b)              Joint Ventures and Partnerships
Schedule 7.1(h)               Existing Indebtedness
Schedule 7.2                  Existing Liens
Schedule 7.3                  Existing Investments

                           REVOLVING CREDIT AGREEMENT


     This REVOLVING CREDIT AGREEMENT dated as of November 13, 1997 is by and among STAPLES, INC. (the "Borrower"), a Delaware corporation having its principal place of business at One Research Drive, Westborough, Massachusetts 01581, BANKBOSTON, N.A. and the other lending institutions listed on SCHEDULE 1 attached hereto (the "Banks"), BANKBOSTON, N.A. as administrative agent (the "Agent"), THE CHASE MANHATTAN BANK, as syndication agent (the "Syndication Agent"), FLEET NATIONAL BANK, as Documentation Agent (the "Documentation Agent") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), THE BANK OF NOVA SCOTIA ("BNS"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (together with BofA and BNS, individually a "Co-Agent" and collectively, the "Co-Agents").

     ss.1. DEFINITIONS AND RULES OF INTERPRETATION.

     ss.1.1. DEFINITIONS. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

     ADJUSTMENT DATE. The first day of the month immediately following the month in which a Compliance Certificate is delivered by the Borrower pursuant to ss.6.4(c) hereof.

     AFFILIATE. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the Closing Date, if the Borrower were issuing securities.

     AGENT. As defined in the preamble hereto.

     AGENT'S FEE. See ss.4.1 hereof.

     AGENT'S FEE LETTER. See ss.4.1 hereof.

     AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     AGENT'S SPECIAL COUNSEL. Bingham Dana LLP or such other counsel as may be approved by the Agent.

     APPLICABLE MARGIN. The Applicable Margin shall be in effect for each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period") based on a determination of the Fixed Charge Coverage Ratio and the Senior Debt Rating. The Fixed Charge Coverage Ratio shall be determined as at the end of the fiscal period for which financial statements and a Compliance Certificate have most recently been delivered to the Agent pursuant to ss.6.4 and the Senior Debt Rating shall be determined as of the last day of the preceding Rate Adjustment Period. The Applicable Margin shall be the applicable rate PER ANNUM, expressed in Basis Points, corresponding to the lower of the Levels set forth in the table below (with Level I being the lowest level and Level VI being the highest level) corresponding to the Fixed Charge Coverage Ratio or the Senior Debt Rating, PROVIDED THAT if the Fixed Charge Coverage Ratio and Senior Debt Rating are more than one Level apart, the Applicable Margin shall be one Level below the higher of the two applicable Levels. In the event that the Senior Debt Ratings assigned by Moody's and S&P are not equivalent, the following criteria shall determine which Level shall be applicable to the Senior Debt Rating: (i) if the Senior Debt Ratings are one Level apart, the Level applicable to the Senior Debt Rating shall be the lower of the two Levels and (ii) if the Senior Debt Ratings are more than one Level apart, the Level applicable to the Senior Debt Rating shall be one Level below the higher of the two Levels. For purposes of clarity, the parties hereto acknowledge that the Applicable Margin with respect to (i) Eurodollar Rate Loans and Letter of Credit Fees shall be the rate per annum set forth in column D in the table below and (ii) the Facility Fee shall be the rate per annum set forth in column E in the table below.

     ========================================================================================================
         A                 B                     C                       D                      E
     ========================================================================================================
       LEVEL         FIXED CHARGE            SENIOR DEBT          EURODOLLAR RATE          FACILITY FEE
                    COVERAGE RATIO             RATING                 LOANS AND
                                                                  LETTER OF CREDIT
                                                                       FEES 1/
     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------
         I       [GREATER   2.50:1           S&P: A-                   15.0                     7.0
                  THAN OR                    Moody's: A3 or
                  EQUAL TO]                  better
     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------


----------

_______1/ As provided in ss.3.5, Letter of Credit Fees with respect to documentary Letters of Credit shall be calculated at one-half (1/2) the Applicable Margin set forth below.



     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------
        II       [GREATER   2.25:1          S&P: BBB+                    16.0                     9.0
                  THAN OR                   Moody's: Baa1 or
                  EQUAL TO]                 better
     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------
        III      [GREATER   2.00:1          S&P: BBB                     17.5                     10.5
                  THAN OR                   Moody's:  Baa2  or
                  EQUAL TO]                 better
     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------
        IV       [GREATER   1.85:1          S&P: BBB-                    24.5                     13.0
                  THAN OR                   Moody's:  Baa3  or
                  EQUAL TO]                 better
     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------
         V       [GREATER   1.75:1          S&P: BB+                     37.5                     18.5
                  THAN OR                   Moody's:   Ba1  or
                  EQUAL TO]                 better
     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------
        VI       [LESS THAN 1.75:1          lower than                   47.5                     22.5
                     OR                     S&P: BB+
                  EQUAL TO]                 Moody's:   Ba1  or
                                            unrated
     --------------------------------------------------------------------------------------------------------

Notwithstanding the foregoing, (a) for the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the Closing Date, the Applicable Margin shall be that corresponding to Level III in the table above and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to ss.6.4(c) hereof then, for the period commencing on the date such Compliance Certificate was due through the date immediately preceding the Adjustment Date that occurs immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the Applicable Margin corresponding to Level VI above.

     ASSIGNMENT AND ACCEPTANCE. See ss.17.1 hereof.

     BALANCE SHEET DATE. February 1, 1997.

     BANKS. As defined in the preamble hereto, which term shall include any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to ss.17 hereof and the Letter of Credit Bank.

     BASE RATE. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) per annum above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

     BASE RATE LOANS. Any Syndicated Loans bearing interest calculated by reference to the Base Rate.

     BASIS POINT. One one-hundredth of one percent (0.01%).

     BKB. BankBoston, N.A., a national banking association.

     BORROWER. As defined in the preamble hereto.

     BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts and New York, New York, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     CAPITAL STOCK. With respect to any corporation, partnership, trust, unincorporated association, joint venture, limited liability company, or other legal or business entity, any and all shares, interests, participations or other equivalent (however designated) of capital stock of such entity, any and all limited or general partnership interests and equivalent ownership interests in such entity, any and all warrants and options to purchase any of the foregoing, and any securities convertible into any of the foregoing.

     CAPITALIZED LEASES. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1980.

     CLOSING DATE. The first date on which the conditions set forth in ss.9 hereof have been satisfied, which shall be no later than November 13, 1997.

     CO-AGENT(S). As defined in the preamble hereto.

     CODE. The Internal Revenue Code of 1986.

     COMMITMENT. The agreement of each Bank, subject to the terms and conditions of this Credit Agreement, to make Syndicated Loans to the Borrower and to participate in the risk associated with Letters of Credit hereunder.

     COMMITMENT AMOUNT. With respect to each Bank, the amount of such Bank's Commitment set forth on Schedule 1 attached hereto, as the same may be reduced from time to time in accordance with the terms of this Credit Agreement; or if the Total Commitment is terminated pursuant to the provisions hereof, zero. The Competitive Bid Loans of such Bank Outstanding at any time shall not affect such Bank's Commitment Amount.

     COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1 attached hereto as such Bank's percentage of the Total Commitment. The Competitive Bid Loans of such Bank outstanding at any time shall not affect such Bank's Commitment Percentage.

     COMPETITIVE BID LOAN(S). A borrowing hereunder consisting of one or more revolving credit loans made by any of the Banks whose offer to make a revolving credit loan as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in ss.2.3 hereof.

     COMPETITIVE BID NOTE. See ss.2.5(b) hereof.

     COMPETITIVE BID QUOTE. An offer by a Bank to make a Competitive Bid Loan in accordance with ss.2.3 hereof.

     COMPETITIVE BID QUOTE REQUEST. See ss.2.3.1(b) hereof.

     COMPETITIVE BID RATE. See ss.2.3.1(d)(ii)(C) hereof.

     COMPLIANCE CERTIFICATE. See ss.6.4(c) hereof.

     CONFIDENTIAL INFORMATION. All information relating to the Borrower or any of its Subsidiaries that is labeled by the Borrower or such Subsidiary as confidential at the time such information is supplied by the Borrower or such Subsidiary to a Bank, other than information which (a) is public knowledge or generally available to the public, or (b) is obtained by any of the Banks, whether prior to or after disclosure to such Bank by the Borrower or any of its Subsidiaries, from a source other than the Borrower or any of its Subsidiaries, provided that such information is not known by such Bank to have been disclosed by any party in violation of a confidentiality agreement with the Borrower or any of its Subsidiaries, any other obligation of nondisclosure with respect to the Borrower or any of its Subsidiaries or any applicable statutory or regulatory limitation imposed on the disclosure of such information.

     CONSOLIDATED or CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     CONSOLIDATED EBITDA. For any fiscal period of the Borrower, the consolidated Earnings Before Interest and Taxes of the Borrower and its Subsidiaries for such period PLUS, to the extent deducted in the calculation thereof, and without duplication, the aggregate amount of depreciation and amortization of the Borrower and its Subsidiaries for such period, determined on a consolidated basis for such Persons in accordance with Generally Accepted Accounting Principles.

     CONSOLIDATED NET INCOME (or DEFICIT). The consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, interest, taxes, and other proper charges, determined in accordance with generally accepted accounting principles.

     CONSOLIDATED TANGIBLE NET WORTH. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

          (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as lease acquisition costs, deferred charges, goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; PLUS

          (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date, excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with generally accepted accounting principles.

     CONSOLIDATED TOTAL ASSETS. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases, and including facility fees, commitment fees, usage fees, agency fees, balance deficiency fees, and similar fees or expenses in connection with the borrowing of money, as determined in accordance with generally accepted accounting principles.

     CONSOLIDATED TOTAL LIABILITIES. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     CONTINGENT LIABILITIES. Any guaranties, endorsements, obligations to reimburse the issuer in respect of any letters of credit, agreements to purchase or provide funds for the payment of obligations of others, or other liabilities which would be classified as contingent in accordance with generally accepted accounting principles consistently applied, excluding, however, (a) product warranties given in the ordinary course of business, (b) endorsements of checks or other negotiable instruments for deposit or collection in the ordinary course of business, and (c) reimbursement obligations in respect of documentary trade letters of credit.

     CONVERSION REQUEST. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with ss.2.10 hereof.

     CREDIT AGREEMENT. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

     DEFAULT. See ss.11.1 hereof.

     DELINQUENT BANK. See ss.13.5.3 hereof.

     DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of Capital Stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of the Borrower.

     DOCUMENTATION AGENT. As defined in the preamble hereto.

     DOLLARS or $. Dollars in lawful currency of the United States of America.

     DOMESTIC LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 attached hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with ss.2.10 hereof.

     EARNINGS BEFORE INTEREST AND TAXES. Consolidated earnings (or deficit) from the operations of the Borrower and its Subsidiaries, after deducting all expenses and other proper charges other than interest expense and taxes, and excluding all extraordinary and nonrecurring items of income or loss, as determined in accordance with generally accepted accounting principles.

     ELIGIBLE ASSIGNEE. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, or the central bank of any country which is a member of the OECD, PROVIDED, in each case, that such bank (i) is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD and
(ii) has delivered to the Agent, on the date on which the Assignment and Acceptance to which such Eligible Assignee is a party becomes effective, the forms referred to in ss.4.3.3 hereof; and (d) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

     EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     ENVIRONMENTAL LAWS. Any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), CERCLA, the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic

Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

     ENVIRONMENTAL NOTICE. Any notice to the Borrower or any of its Subsidiaries from any third party including, without limitation: any federal, state or local governmental authority, (a) that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (b) that any Hazardous Substances which it has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (c) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding in connection with the release of Hazardous Substances.

     ERISA. The Employee Retirement Income Security Act of 1974.

     ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under ss.414 of the Code.

     ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     EURODOLLAR LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 attached hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

     EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate (rounded upwards to the nearest 1/16 of one percent) per annum at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

     EURODOLLAR RATE LOANS. Any Syndicated Loans bearing interest calculated by reference to the Eurodollar Rate.

     EVENT OF DEFAULT. See ss.11.1 hereof.

     EXISTING CREDIT AGREEMENT. The Amended and Restated Revolving Credit and Term Loan Agreement, dated as of May 25, 1994, as amended and restated as of February 14, 1995 and as further amended and restated pursuant to the Second Amended and Restated Revolving Credit Agreement, amended and restated as of July 10, 1996, among the Borrower, the Agent and the lending institutions party thereto.

     FACILITY FEE. See ss.4.2 hereof.

     FIXED CHARGE COVERAGE RATIO. See ss.8.1 hereof.

     FIXED RATE LOAN. A Swing Line Loan bearing interest at a fixed rate for a period of time agreed to by the Borrower and the Agent pursuant to ss.2.11(c).

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES or GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (a) When used in ss.8 hereof, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     GUARANTIES. The Guaranty by each Guarantor in favor of the Agent for the benefit of the Banks, dated as of the date hereof and each additional guaranty executed by a Subsidiary acquired or formed after the date hereof.

     GUARANTORS. Those Subsidiaries of the Borrower listed on SCHEDULE 2 attached hereto, as such schedule may be modified from time to time in accordance with ss.4.13 hereof.

     HAZARDOUS SUBSTANCES. Any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

     INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all obligations in respect of interest rate protection arrangements and exchange rate protection arrangements; and (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     INDENTURE. The Indenture by and between the Borrower and Marine Midland Bank, as trustee, with respect to the Subordinated Debentures.

     INELIGIBLE SECURITIES. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Bank Act of 1993 (12 U.S.C. ss.24, Seventh), as amended.

     INTEREST PAYMENT DATE. (a) As to any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof; (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period, the last day of each 3 month period thereafter, and, in addition, the last day of such Interest Period; and (c) as to any Competitive Bid Loan, on the last day of the Interest Period applicable thereto.

     INTEREST PERIOD. With respect to each Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request
(i) for any Base Rate Loan, the last day of the calendar quarter; (ii) for any Eurodollar Rate Loan, 1, 2, 3, 6 or (if available) 12 months; (iii) for any Competitive Bid Loan, from 7 through 360 days; and (iv) for any Fixed Rate Loan, the period requested by the Borrower and agreed to by the Agent pursuant to ss.2.11(c), and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (C) if the Borrower shall fail to give notice as provided in ss.2.10 hereof, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (D) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month;

          (E) any Interest Period relating to any Revolving Credit Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

          (F) if the Borrower shall fail to give notice to the Agent of its intention to continue a Fixed Rate Loan as provided in ss.2.11(c), the Borrower shall be deemed to have requested a conversion of the affected Fixed Rate Loan to a Swing Line Loan which is not a Fixed Rate Loan on the last day of the then current Interest Period with respect thereto.

     INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     INVITATION FOR COMPETITIVE BID QUOTES. See ss.2.3.1(c) hereof.

     LETTER(S) OF CREDIT. Standby and documentary letters of credit issued by the Letter of Credit Bank from time to time for the account of the Borrower.

     LETTER OF CREDIT BANK. BKB or such other Bank as may be selected by the Borrower, with the consent of the Agent (such consent not to be unreasonably withheld), to issue Letters of Credit hereunder.

     LETTER OF CREDIT FEE. See ss.3.5 hereof.

     LOAN DOCUMENTS. This Credit Agreement, the Notes, the Guaranties, the Letters of Credit, the Agent's Fee Letter and any other documents delivered pursuant to this Credit Agreement.

     LOAN REQUEST. See ss.2.2 hereof.

     LOANS. Revolving Credit Loans made or to be made by the Banks to the Borrower pursuant to ss.2 hereof, whether Syndicated Loans or Competitive Bid Loans and Swing Line Loans.

     MAJORITY BANKS. As of any date, except as otherwise provided below, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Syndicated Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitment Amounts constitute at least fifty-one percent (51%) of the Total Commitment.

     MARGIN REGULATIONS. See ss.5.13 hereof.

     MATURITY DATE. November 13, 2002.

     MAXIMUM DRAWING AMOUNT. On the date as of which the maximum drawing amount is to be determined, the aggregate maximum amount which the beneficiaries may draw from time to time under Letters of Credit issued for the account of the Borrower pursuant to ss.3.1 hereof.

     MEASUREMENT PERIOD. See ss.8.1 hereof.

     MONEY MARKET RATE. With respect to any Swing Line Loan, the lesser of (a) the Base Rate and (b) such other rate per annum as is quoted by the Agent from time to time for Swing Line Loans.

     MOODY'S. Moody's Investors Service, Inc.

     MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     NOTES. The Syndicated Notes, the Competitive Bid Notes and the Swing Line Note, or, when used in the singular, any of such Notes.

     NOTICE OF COMPETITIVE BID BORROWING. See ss.2.3.1(f) hereof.

     NROS. See ss.7.3(o) hereof.

     OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made, Letters of Credit issued, or any of the Notes, or other instruments at any time evidencing any thereof.

     OUTSTANDING or OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

     PERMITTED LIENS. Liens, security interests and other encumbrances permitted under ss.7.2 hereof.

     PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     RATE ADJUSTMENT PERIOD. See definition of Applicable Margin.

     REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

     RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     REFERENCE BANK. BKB.

     REIMBURSEMENT AGREEMENTS. The applications made and agreements entered into between the Letter of Credit Bank and the Borrower relating to Letters of Credit in form and substance satisfactory to the Letter of Credit Bank.

     REIMBURSEMENT OBLIGATION. The Borrower's obligation to reimburse the Letter of Credit Bank on account of any drawing under any Letter of Credit.

     RENTAL EXPENSE. All obligations of the Borrower or any of its Subsidiaries under any rental agreements or leases of real property, other than (a) obligations that can be terminated by the giving of notice without liability to the Borrower or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, and (b) obligations in respect of Capitalized Leases.

     REPLACEMENT BANK. See ss.4.12 hereof.

     REVOLVER PERIOD. The period beginning on the Closing Date to and including the day immediately preceding the Maturity Date.

     REVOLVING CREDIT LOANS. Collectively, the Syndicated Loans and the Competitive Bid Loans.

     S&P. Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

     SECTION 20 SUBSIDIARY. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

     SENIOR DEBT RATING. The rating issued by S&P or Moody's with respect to unsecured Indebtedness of the Borrower not maturing within twelve months, issued without third-party credit enhancement, and not subordinated by its term in right of payment to other Indebtedness of the Borrower. In the event that no such ratings are available on such unsecured Indebtedness of the Borrower, the Senior Debt Rating shall be the rating implied, in the reasonable discretion of the Agent, to such unsecured Indebtedness by reference to the Subordinated Debentures or such other Indebtedness of the Borrower as shall be so rated.

     STOCKHOLDERS' EQUITY. As at any date of determination, the sum of (a) the capital accounts including common stock and preferred stock, but excluding treasury stock of the Borrower PLUS (b) the earned surplus and capital surplus of the Borrower (excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52), as determined in accordance with generally accepted accounting principles.

     SUBORDINATED DEBT. Indebtedness represented by the Subordinated Debentures and permitted refinancings thereof, and all other unsecured Indebtedness of the Borrower or any of its Subsidiaries that is expressly subordinated and made junior to the payment and performance of the Obligations, and evidenced as such by a written instrument containing subordination provisions in form and substance approved by the Majority Banks in writing.

     SUBORDINATED DEBENTURES. The 4-1/2% Convertible Subordinated Debentures due October 1, 2000 issued by the Borrower pursuant to the terms of the Indenture.

     SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock and the accounts of which are consolidated with the Borrower in accordance with Generally Accepted Accounting Principles.

     SUBSTITUTED BANK. See ss.4.12 hereof.

     SWING LINE LOAN MATURITY DATE. With respect to any Swing Line Loan, the date specified by the Borrower in the Swing Line Loan Request relating thereto as the maturity date of such Swing Line Loan, which in no event shall be later than the earlier to occur of (i) ten (10) days after the Drawdown Date of such Swing Line Loan and (ii) the Maturity Date.

     SWING LINE LOAN REQUEST. See ss.2.11(a).

     SWING LINE LOANS. See ss.2.11(a) hereof.

     SWING LINE NOTE. See ss.2.11(e) hereof.

     SYNDICATED LOAN(S). One or more revolving credit loans funded by the Banks in accordance with their respective Commitment Percentages.

     SYNDICATED NOTE. See ss.2.5(a) hereof.

     SYNDICATION AGENT. As defined in the preamble hereto.

     TOTAL COMMITMENT. The sum of the Commitment Amounts of the Banks, as in effect from time to time. The Total Commitment as of the Closing Date is $350,000,000.

     TOTAL FUNDED INDEBTEDNEss. As at any date of determination, on a consolidated basis, the aggregate (without duplication) of (a) all outstanding Indebtedness of the Borrower and its Subsidiaries relating to the borrowing of money or the obtaining of credit (including, without limitation, standby letters of credit), plus (b) all obligations of the Borrower and its Subsidiaries as lessees under Capitalized Leases.

     TYPE. As to any Syndicated Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Borrower does not reimburse the Letter of Credit Bank.

     VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     ss.1.2. RULES OF INTERPRETATION.

             (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

             (b) The singular includes the plural and the plural includes the singular.

             (c) A reference to any law includes any amendment or modification to such law.

             (d) A reference to any Person includes its permitted successors and permitted assigns.

             (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

             (f) The words "include", "includes" and "including" are not limiting.

             (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

             (h) Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

             (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

     ss.2. THE REVOLVING CREDIT FACILITY.

     ss.2.1. COMMITMENT TO LEND SYNDICATED LOANS. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees from time to time during the Revolver Period to make Syndicated Loans to the Borrower in such amounts as are requested by the Borrower, PROVIDED, that the sum of the aggregate principal amount of Syndicated Loans made by each Bank (after giving effect to all amounts requested) shall not at any time exceed such Bank's Commitment Amount (without regard to any Competitive Bid Loans of such Bank outstanding at such time), and PROVIDED, FURTHER, that (i) at no time shall the sum of, without duplication, (A) the outstanding aggregate principal amount of all Syndicated Loans made by all Banks PLUS (B) the outstanding aggregate principal amount of Swing Line Loans PLUS (C) the Maximum Drawing Amount PLUS
(D) all Unpaid Reimbursement Obligations PLUS (E) the outstanding aggregate principal amount of all Competitive Bid Loans made by all Banks exceed the Total Commitment, and (ii) at all times the outstanding aggregate principal amount of all Syndicated Loans made by each Bank shall equal such Bank's Commitment Percentage of the outstanding aggregate principal amount of all Syndicated Loans made pursuant to the terms of this Credit Agreement. Subject to the terms and conditions set forth in this Credit Agreement, the Borrower may borrow, repay and reborrow Syndicated Loans from time to time during the Revolver Period upon notice by the Borrower to the Agent given in accordance with ss.2.2 hereof. Each request for a Syndicated Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.ss.9 and 10 hereof, in the case of the initial Syndicated Loans to be made on the Closing Date, and ss.10 hereof, in the case of all other Syndicated Loans, shall have been satisfied on the date of such request.

     ss.2.2. REQUESTS FOR SYNDICATED LOANS. The Borrower shall give to the Agent written notice in the form of EXHIBIT A attached hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT A attached hereto) of each Syndicated Loan requested hereunder (a "Loan Request") not later than (a) 12:00 noon (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (b) 12:00 noon (Boston time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Syndicated Loan requested, (ii) the proposed Drawdown Date of such Syndicated Loan, (iii) the Interest Period for such Syndicated Loan and (iv) the Type of such Syndicated Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Syndicated Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be (A) in a minimum aggregate amount of $1,000,000 or an integral multiple thereof with respect to Base Rate Loans and (B) in a minimum aggregate amount of $2,000,000 or an integral multiple of $l,000,000 with respect to Eurodollar Rate Loans.

     ss.2.3. COMPETITIVE BID LOANS.

             ss.2.3.1. COMPETITIVE BID BORROWINGS.

             (a) THE COMPETITIVE BID OPTION. In addition to the Syndicated Loans permitted to be made hereunder pursuant to ss.2.1 hereof, the Borrower may, from time to time during the Revolver Period pursuant to the terms of this ss.2.3, cause the Agent to request the Banks to make offers to fund Competitive Bid Loans to the Borrower from time to time prior to the Maturity Date. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept such offers in the manner set forth in this ss.2.3. Each Bank may make Competitive Bid Loans in an aggregate amount (after giving effect to all amounts requested) not to exceed the Total Commitment, PROVIDED that the sum of (A) the aggregate amount of all outstanding Syndicated Loans PLUS (B) the aggregate amount of all outstanding Swing Line Loans PLUS (C) the Maximum Drawing Amount PLUS (D) all Unpaid Reimbursement Obligations PLUS
(E) the aggregate amount of all outstanding Competitive Bid Loans (after giving effect to all amounts requested) shall at no time exceed the Total Commitment.

             (b) COMPETITIVE BID QUOTE REQUEST. When the Borrower wishes to request offers to make Competitive Bid Loans under this ss.2.3, it shall transmit to the Agent by telex or facsimile a Competitive Bid Quote Request substantially in the form of EXHIBIT B attached hereto (a "Competitive Bid Quote Request") so as to be received no later than 1:00 p.m. (Boston time) on the second Business Day prior to the requested Drawdown Date, specifying (i) the requested

Drawdown Date (which must be a Business Day), (ii) the amount of such Competitive Bid Loan (which must be a minimum of $2,000,000 or any greater integral multiple of $1,000,000 and may not exceed the Total Commitment), and
(iii) the Interest Period of such Competitive Bid Loan (which may not extend beyond the Maturity Date). A Competitive Bid fee of $750 shall be payable by the Borrower to the Agent with respect to each Competitive Bid Quote Request on the last day of the calendar quarter in which such Competitive Bid Quote Request was made. The Borrower may request offers to make Competitive Bid Loans for one amount and three Interest Periods in a single Competitive Bid Quote Request.

             (c) INVITATION FOR COMPETITIVE BID QUOTES; ALTERNATIVE MANNER OF AUCTION. Subsequent to timely receipt of a Competitive Bid Quote Request, the Agent shall send to the Banks by telex or facsimile an Invitation for Competitive Bid Quotes substantially in the form of EXHIBIT C attached hereto (an "Invitation for Competitive Bid Quotes"), as promptly as possible but not later than 3:00 p.m. (Boston time) on the second Business Day prior to the requested Drawdown Date which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bid Quotes offering to make Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this ss.2.3. If, after receipt by the Agent of a Competitive Bid Quote Request from the Borrower in accordance with subsection (b) of this ss.2.3.1, the Agent or any Bank shall be unable to complete any procedure of the auction process described in subsections (c) through (f) (inclusive) of this ss.2.3.1 due to the inability of such Person to transmit or receive communications through the means specified therein, such Person may rely on telephonic notice for the transmission or receipt of such communications. In any case where such Person shall rely on telephone transmission or receipt, any communication made by telephone shall, as soon as possible thereafter, be followed by written confirmation thereof.

             (d) SUBMISSION AND CONTENTS OF COMPETITIVE BID QUOTES.

                  (i) Each Bank may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile not later than 10:00 a.m. (Boston time) on the requested Drawdown Date, PROVIDED, that Competitive Bid Quotes may be made by the Agent in its capacity as a Bank only if it notifies the Borrower of the terms of its Competitive Bid Quote no later than 9:30 a.m. (Boston time) on the requested Drawdown Date. Subject to the provisions of ss.ss.9, 10 and 11 hereof, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                  (ii) Each Competitive Bid Quote shall be in substantially the form of EXHIBIT D-1 attached hereto and shall in any case specify:

                    (A) the requested Drawdown Date and Interest Periods,

                    (B) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (X) may be greater than the Commitment Amount of the quoting Bank but may not exceed the Total Commitment, (Y) must be $2,000,000 or a larger multiple of $1,000,000 and (Z) may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested,

                    (C) the rate of interest per annum (rounded to the nearest 1/1000th of 1%) (the "Competitive Bid Rate") offered for each such Competitive Bid Loan, and

                    (D) the identity of the quoting Bank.


                  (iii) Any Competitive Bid Quote shall be disregarded if it:

                    (A) is not substantially in the form of EXHIBIT D-1 attached hereto or does not specify all of the information required by subsection (d)(ii) of this ss.2.3.1;

                    (B) contains qualifying, conditional or similar language (except that it may, in the case of a quote relating to more than one Interest Period, contain the condition that the Bank will fund any one, but not more, of the Competitive Bid Loans offered in such Competitive Bid Quote);

                    (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

                    (D) arrives after the time set forth in subsection (d)(i) of this ss.2.3.1.

             (e) NOTICE TO BORROWER. Not later than 10:30 a.m. (Boston time) on the requested Drawdown Date, the Agent shall notify the Borrower of the terms of all Competitive Bid Quotes submitted by the Banks in accordance with subsection
(d) of this ss.2.3.1. The Agent's notice to the Borrower shall specify (i) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, and (ii) the respective principal amounts and Competitive Bid Rates so offered.

             (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 11:00 a.m. (Boston time) on the requested Drawdown Date, the Borrower shall notify the Agent, and the Agent shall promptly notify each Bank with respect to its offer, of the Borrower's acceptance or non-acceptance of the offers of which it was notified pursuant to subsection (e) of this ss.2.3.1. In the case of an acceptance, such notice shall (i) be substantially in the form of EXHIBIT D-2 attached hereto (a "Notice of Competitive Bid Borrowing"), (ii) be irrevocable by the Borrower, and (iii) specify the aggregate principal amount of offers for each Interest Period that are accepted. Each acceptance by the Borrower of Competitive Bid Loans hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.ss.9 and 10 hereof have been satisfied on the date of such acceptance. The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

                    (A) the aggregate principal amount of each Competitive Bid Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                    (B) the aggregate principal amount of each Competitive Bid Loan must be $2,000,000 or a larger multiple of $1,000,000, and

                    (C) acceptance of offers may only be made on the basis of ascending Competitive Bid Rates.

             (g) ALLOCATION BY AGENT; USAGE OF COMMITMENTS. If offers are made by two or more Banks with the same Competitive Bid Rates, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not less than $100,000 as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. If any such Bank has indicated a minimum acceptable Competitive Bid Loan in its Competitive Bid Request, and under the procedures of this subsection (g), the Agent would have allocated to it an amount less than such minimum, such Competitive Bid Quote will instead be deemed to have been withdrawn. Determination by the Agent of the amounts of Competitive Bid Loans and the allocation thereof shall be conclusive in the absence of manifest error. The Agent shall, promptly after the funding of any Competitive Bid Loan, notify the Banks thereof pursuant to a notice substantially in the form of EXHIBIT D-3 attached hereto.

             (h) FUNDING OF COMPETITIVE BID LOANS. If, on or prior to the Drawdown Date of any Competitive Bid Loan, the Total Commitment has not terminated in full and if, on such Drawdown Date, the applicable conditions of ss.ss.9 and 10 hereof are satisfied, the Bank or Banks whose offers the Borrower has accepted will fund each Competitive Bid Loan so accepted as provided in ss.2.4.1 hereof.

             ss.2.3.2. MAXIMUM COMPETITIVE BID LOANS; FUNDING LOSSES.

             (a) Notwithstanding any other provision herein to the contrary, at no time shall the aggregate principal amount of Competitive Bid Loans outstanding at any time exceed the Total Commitment MINUS the sum of (A) the aggregate principal amount of Syndicated Loans outstanding at such time PLUS (B) the aggregate principal amount of Swing Line Loans outstanding at such time PLUS
(C) the Maximum Drawing Amount PLUS (D) all Unpaid Reimbursement Obligations.

             (b) If after acceptance of any Competitive Bid Quote pursuant to ss.2.3.1(f) hereof, the Borrower fails to borrow any Competitive Bid Loan so accepted on the date specified therefor, the Borrower shall indemnify the Bank funding such Loan against any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such unborrowed Competitive Bid Loans, including, without limitation, compensation as provided in ss.4.10 hereof.

             ss.2.3.3. REPAYMENT OF COMPETITIVE BID LOANS. The principal of each Competitive Bid Loan shall become absolutely due and payable by the Borrower on the last day of the Interest Period relating thereto, and the Borrower hereby absolutely and unconditionally promises to pay to the Agent, for the accounts of the relevant Banks, on the last day of the Interest Period relating thereto the principal amount of all such Competitive Bid Loans PLUS interest thereon at the applicable Competitive Bid Rate. Subject to the terms of this Credit Agreement, the Borrower may reborrow any amounts so repaid from time to time prior to the Maturity Date.

             ss.2.4. FUNDS FOR REVOLVING CREDIT LOANS.

             ss.2.4.1. FUNDING PROCEDURES. Not later than 1:30 p.m. (Boston time) on the proposed Drawdown Date of any Syndicated Loans or Competitive Bid Loans, as applicable, each of the relevant Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Syndicated Loans or the amount of such Bank's Competitive Bid Loan, as applicable. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.ss.9 and 10 hereof and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the relevant Banks. The failure or refusal of any Bank to make available to the Agent its Commitment Percentage of the requested Syndicated Loans on any Drawdown Date shall not excuse any other Bank from making available to the Agent the amount of such other Bank's Commitment Percentage of any requested Syndicated Loans.

             ss.2.4.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Syndicated Loans (or, in the case of Competitive Bid Loans, the amount of such Bank's accepted offers of Competitive Bid Loans, if any) to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (b) the amount of such Bank's Commitment Percentage of such Syndicated Loans (or accepted offers of Competitive Bid Loans, as applicable), TIMES (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Syndicated Loans or Competitive Bid Loans, as applicable, shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this ss.2.4.2 shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Syndicated Loans or Competitive Bid Loans, as applicable, is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Syndicated Loans or Competitive Bid Loans, as applicable, made on such Drawdown Date and the Borrower may take the actions permitted under ss.4.12 hereof to replace such Bank. Any payment by the Borrower to the Agent of any Syndicated Loans or Competitive Bid Loans pursuant to this ss.2.4.2 shall be deemed to be a payment of the Loans that were to be made by the Bank that failed to make such Syndicated Loans or Competitive Bid Loans, as applicable.

             ss.2.5. THE NOTES. (a) The Syndicated Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT E-1 attached hereto (each a "Syndicated Note"), dated as of the Closing Date and completed with appropriate insertions. A Syndicated Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment Amount or, if less, the outstanding amount of all Syndicated Loans made by such Bank, PLUS interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make, at or about the time of the Drawdown Date of any Syndicated Loan or at the time of receipt of any payment of principal on such Bank's Syndicated Note, an appropriate notation on the Record attached to such Bank's Syndicated Note reflecting the making of such Syndicated Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Syndicated Loans set forth on such Bank's Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Syndicated Note to make payments of principal of or interest on any Syndicated Note when due.

             (b) The Competitive Bid Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT E-2 attached hereto (each a "Competitive Bid Note"), dated as of the Closing Date and completed with appropriate insertions. A Competitive Bid Note shall be payable to the order of each Bank in a principal amount equal to the Total Commitment or, if less, the outstanding amount of all Competitive Bid Loans made by such Bank to the Borrower hereunder, as set forth in ss.2.3 hereof, PLUS interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make, at or about the time of the Drawdown Date of any Competitive Bid Loan made by such Bank or at the time of receipt of the payment of principal of such Competitive Bid Loan, an appropriate notation on the Record attached to such Bank's Competitive Bid Note reflecting the making of such Competitive Bid Loan and repayments thereof. All such notations shall constitute PRIMA FACIE evidence of the amount of such Competitive Bid Loans and the repayments thereof, but the failure to record, or any error in so recording such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Competitive Bid Note to make payments of principal or interest on any Competitive Bid Note when due.

             ss.2.6. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time prior to the Maturity Date upon three
(3) Business Days' prior written notice to the Agent to reduce by $5,000,000 or an integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitment Amount of each Bank shall be reduced PRO RATA in accordance with its Commitment Percentage by the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this ss.2.6, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of the Facility Fee then accrued on the amount of the reduction. No reduction or termination of the Total Commitment may be reinstated.

             ss.2.7. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum, without duplication, of (A) the outstanding aggregate principal amount of the Revolving Credit Loans PLUS (B) the outstanding aggregate principal amount of Swing Line Loans PLUS (C) the Maximum Drawing Amount PLUS
(D) all Unpaid Reimbursement Obligations PLUS (E) the aggregate outstanding principal amount of Competitive Bid Loans exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for application to the Revolving Credit Loans or Unpaid Reimbursement Obligations for the respective accounts of the Banks or to be held as cash collateral for the Reimbursement Obligations. Each prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable to the respective unpaid principal amount of each Bank's Syndicated Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion, and if no Syndicated Loans are outstanding, to the Competitive Bid Loans, in proportion, as nearly as practicable, to the unpaid principal amount of each Bank's Competitive Bid Note.

             ss.2.8. OPTIONAL REPAYMENTS OF SYNDICATED LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Syndicated Loans, as a whole or in part, at any time without penalty or premium, PROVIDED that any full or partial repayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this ss.2.8 may be made only on the last day of the Interest Period relating thereto unless the Borrower pays each Bank, in accordance with ss.4.10, the costs and expenses incurred by such Bank as a result of the repayment of such Eurodollar Rate Loan on a day other than the last day of the Interest Period relating thereto. The Borrower shall give the Agent, prior written notice no later than 10:00 a. m., Boston time, on the date of any proposed repayment pursuant to this ss.2.8 of Base Rate Loans, and three
(3) Eurodollar Business Days' notice of any proposed repayment pursuant to this ss.2.8 of Eurodollar Rate Loans, in each case specifying the proposed date of repayment of such Syndicated Loans and, the principal amount to be repaid. Each such partial repayment of the Syndicated Loans shall be in an integral multiple of $5,000,000, shall be accompanied by the payment of accrued interest on the principal repaid to the date of repayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial repayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's applicable Syndicated

Note being repaid, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

             ss.2.9. INTEREST ON REVOLVING CREDIT LOANS. (a) During the Revolver Period, except as otherwise provided in ss.4.11 hereof,

                    (i) each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate;

                    (ii) each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period PLUS the Applicable Margin; and

                    (iii) each Competitive Bid Loan shall bear interest at the rate per annum specified in the applicable Competitive Bid Quote with respect to such Competitive Bid Loan.

             (b) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date applicable with respect thereto.

             ss.2.10. CONVERSION OPTIONS.

                    ss.2.10.1. CONVERSION TO DIFFERENT TYPE OF SYNDICATED LOAN. The Borrower may elect from time to time to convert any outstanding Syndicated Loan to a Syndicated Loan of another Type, PROVIDED that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day's prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days' prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; and (d) no Base Rate Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Syndicated Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Syndicated Loans of any Type may be converted into a Syndicated Loan of another Type as provided herein, PROVIDED that any partial conversion shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Conversion Request relating to the conversion of a Syndicated Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                    ss.2.10.2. CONTINUATION OF TYPE OF SYNDICATED LOAN. Any Syndicated Loan of any Type may be continued as a Syndicated Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in ss.2.10.1 hereof; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. The Agent shall notify the Banks and the Borrower promptly when any such automatic conversion contemplated by this ss.2.10.2 is scheduled to occur.

                    ss.2.10.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $2,000,000 or a whole multiple of $1,000,000 in excess thereof.

             ss.2.11. THE SWING LINE.

             (a) THE SWING LINE LOANS. Subject to the terms and conditions hereinafter set forth, upon notice by the Borrower to the Agent in accordance with this ss.2.11, the Agent agrees to make loans to the Borrower (the "Swing Line Loans") on any Business Day prior to the Maturity Date in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding. Each Swing Line Loan shall be in a minimum amount equal to $500,000 or an integral multiple thereof. Notwithstanding any other provisions of this Credit Agreement and in addition to the limit set forth above, at no time shall the aggregate principal amount of all outstanding Swing Line Loans exceed the remainder of (i) the Total Commitment then in effect MINUS (ii) the sum of, without duplication,
(A) the aggregate principal amount of all Syndicated Loans outstanding, PLUS (B) the aggregate amount of Competitive Bid Loans outstanding at such time, PLUS (C) the Maximum Drawing Amount, PLUS (D) all Unpaid Reimbursement Obligations.

             (b) NOTICE OF BORROWING. When the Borrower desires the Agent to make a Swing Line Loan, it shall send to the Agent written notice in the form of
EXHIBIT I hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT I hereto) of each Swing Line Loan requested hereunder (a " Swing Line

Loan Request") not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Swing Line Loan. Each such Swing Line Loan Request shall set forth the principal amount of the proposed Swing Line Loan and the Swing Line Loan Maturity Date relating to such Swing Line Loan, which shall in no event be later than Maturity Date. Each Swing Line Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to borrow the Swing Line Loan from the Agent on the proposed Drawdown Date thereof. Upon satisfaction of the applicable conditions set forth in this Credit Agreement, on the proposed Drawdown Date the Agent shall make the Swing Line Loan available to the Borrower no later than 3:00 p.m. (Boston time) on the proposed Drawdown Date by crediting the amount of the Swing Line Loan to the account specified by the Borrower; PROVIDED that the Agent shall not advance any Swing Line Loans after it has received notice from any Bank that a Default or Event of Default has occurred and stating that no new Swing Line Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Credit Agreement.

             (c) INTEREST ON SWING LINE LOANS. Each Swing Line Loan shall, except as otherwise provided in ss.4.11 hereof, bear interest from the Drawdown Date thereof until repaid in full at the rate per annum equal to the Money Market Rate, which shall be paid on each Interest Payment Date for Base Rate Loans. The Borrower may elect from time to time that a Swing Line Loan bear interest at a fixed rate for a period of one week or such other period of time as may be agreed to by the Agent, in which case, the interest rate on such Swing Line Loan shall be the fixed rate of interest quoted by the Agent for such Swing Line Loan for such Interest Period. The Borrower shall give the Agent notice no later than 12:00 noon on the last day of the Interest Period relating to a Swing Line Loan that is a Fixed Rate Loan of its intention to continue such Swing Line Loan as a Fixed Rate Loan. In the event that the Borrower fails to give such notice, such Swing Line Loan shall, on the last day of such Interest Period, cease to be a Fixed Rate Loan.

             (d) REPAYMENT OF SWING LINE LOANS. The Borrower shall repay each outstanding Swing Line Loan on or prior to the Swing Line Loan Maturity Date relating thereto. Upon notice by the Agent on any Business Day following the Swing Line Loan Maturity Date relating to each Swing Line Loan, in the event that the Borrower has not repaid such Swing Line Loan, each of the Banks hereby agrees to make Syndicated Loans to the Borrower constituting Base Rate Loans, on the next succeeding Business Day following such notice, in an amount equal to such Bank's Commitment Percentage of the aggregate amount of all Swing Line Loans outstanding and overdue. The proceeds thereof shall be applied directly by the Agent to repay outstanding Swing Line Loans. Each Bank hereby absolutely, unconditionally and irrevocably agrees to make such Syndicated Loans upon one Business Day's notice as set forth above, notwithstanding (i) that the amount of such Syndicated Loan may not comply with the applicable minimums set forth herein, (ii) the failure of the Borrower to meet the applicable conditions set forth herein, (iii) the occurrence or continuance of a Default or an Event of Default hereunder, and (iv) the Total Commitment in effect at such time. In the event that it is impracticable for such Syndicated Loan to be made for any reason on the date otherwise required above, then each Bank hereby agrees that it shall forthwith purchase (as of the date such Syndicated Loan would have been made, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Agent, and the Agent shall sell to each Bank, such participations in the Swing Line Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Banks to share in such Swing Line Loans PRO RATA based on their respective Commitment Percentages (without regard to any termination of the Total Commitment hereunder) by making available to the Agent an amount equal to such Bank's participation in the Swing Line Loans; PROVIDED that (x) all interest payable on the Swing Line Loans (other than interest received by the Agent pursuant to clause (y)) shall be for the account of the Agent as a funding and administrative fee until the date as of which the respective participation is purchased, and (y) at the time any purchase of such participation is actually made, the purchasing Bank shall be required to pay the Agent interest on the principal amount of the participation so purchased for each day from and including the date such Loan would otherwise have been made until the date of payment for such participation at the rate of interest then applicable to such Swing Line Loans during such period. The Borrower shall have the right, at its election, to repay the outstanding amount of a Swing Line Loan, as a whole or in part, at any time without penalty or premium, PROVIDED that any full or partial repayment of the outstanding amount of any Swing Line that is a Fixed Rate Loan may be made only on the last day of the Interest Period relating thereto unless the Borrower pays, in accordance with ss.4.10, the Agent the costs and expenses incurred by the Agent as a result of the repayment of such Swing Line Loan on a day other than the last day of such Interest Period relating thereto.

             (e) THE SWING LINE NOTE. The obligation of the Borrower to repay the Swing Line Loans made pursuant to this Agreement and to pay interest thereon as set forth in this Agreement shall be evidenced by a promissory note of the Borrower substantially in the form of EXHIBIT E-3 attached hereto (the "Swing Line Note"), dated the Closing Date and payable to the order of the Agent in a principal amount stated to be the lesser of (i) $20,000,000 and (ii) the aggregate principal amount of Swing Line Loans at any time advanced by the Agent and outstanding hereunder. The Borrower irrevocably authorizes the Agent to make or cause to be made, at or about the time of the Drawdown Date of any Swing Line Loan or at the time of receipt of any payment of principal on the Swing Line Note, an appropriate notation on the grid attached to such Note or the Agent's records reflecting the making of such Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Line Loans set forth on such grid or such records shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Agent, but the failure to record, or any error in so recording, any such amount on such Note or such records shall not limit or otherwise affect the actual amount of the obligations of the Borrower hereunder or under the Swing Line Note to make payments of principal of or interest on the Swing Line Note when due.

             ss.3. LETTERS OF CREDIT.

             ss.3.1. LETTERS OF CREDIT. Subject to the terms and conditions set forth in this Credit Agreement, upon written request of the Borrower delivered to the Letter of Credit Bank and upon the execution and delivery by the Borrower of Reimbursement Agreements with the Letter of Credit Bank (with a copy to the Agent), the Letter of Credit Bank shall issue, extend and renew at any time from the Closing Date until the Maturity Date, and subject to the satisfaction of the conditions precedent set forth in ss.ss.9 and 10 hereof, Letters of Credit in such form as the Borrower and the Letter of Credit Bank may agree for the account of the Borrower or any of its Subsidiaries, PROVIDED that at no time shall the Maximum Drawing Amount of all Letters of Credit outstanding exceed $50,000,000 or, if less, the Total Commitment, and PROVIDED FURTHER that at no time shall the SUM of (a) the aggregate principal amount of all Syndicated Loans outstanding, PLUS (b) the aggregate principal amount of all Swing Line Loans outstanding, PLUS (c) the aggregate principal amount of all Competitive Bid Loans outstanding, PLUS (d) the aggregate Maximum Drawing Amount of all Letters of Credit outstanding and all Unpaid Reimbursement Obligations exceed the Total Commitment then in effect. Each written request for the issuance of a Letter of Credit hereunder shall be received by the Letter of Credit Bank at least ten
(10) Business Days prior to the proposed date of issuance, PROVIDED that the Letter of Credit Bank shall use its best efforts to issue such Letter of Credit within five (5) Business Days following its receipt of any written request therefor. The expiry dates, amounts and beneficiaries of the Letters of Credit will be as agreed by the Borrower and the Letter of Credit Bank in the applicable Reimbursement Agreement. In the event of any conflict between the terms of this Credit Agreement and such Reimbursement Agreement, the terms of this Credit Agreement shall control. The Borrower may request, and the Letter of Credit Bank upon terms and conditions approved by the Borrower shall issue, substitute Letters of Credit for the Letters of Credit to reflect reductions in the amount of the Borrower's obligations supported by such Letters of Credit. Each Letter of Credit issued by the Letter of Credit Bank hereunder shall identify: (i) the dates of issuance and expiry of such Letter of Credit, (ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary and account party of such Letter of Credit, and (iv) the drafts and other documents necessary to be presented to the issuing bank upon drawing thereunder. Each Letter of Credit issued hereunder shall expire no later than one year after its date of issuance unless renewed by the Letter of Credit Bank in accordance with the terms of such Letter of Credit. In no event shall any Letter of Credit issued hereunder expire after the date that is ten (10) days prior to the Maturity Date. The Letter of Credit Bank shall notify the Agent on the date of each issuance, amendment, extension, renewal or drawing of a Letter of Credit, such notice to include details as to the expiration date, the face amount of such Letter of Credit, the amount drawn under such Letter of Credit and such other information as the Agent may reasonably request.

             ss.3.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Letter of Credit Bank shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. Upon the payment by the Letter of Credit Bank in respect of each drawing under a Letter of Credit, the Borrower shall immediately pay the Letter of Credit Bank the amount of such drawing (it being understood that the Borrower may, subject to the conditions set forth herein, make such payment with the proceeds of a Syndicated Loan requested pursuant to ss.2.2).

             ss.3.3. LETTER OF CREDIT LOAN OBLIGATIONS ABSOLUTE. (a) The obligations of the Borrower to repay the Letter of Credit Bank and the Banks as provided hereunder in respect of drawings under Letters of Credit shall rank PARI PASSU with the obligations of the Borrower to repay the Loans hereunder, and shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, the Borrower's obligation to repay the Borrower's obligations in respect of drawings under Letters of Credit, or any renewals or extensions thereof, shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such payment or the legality, validity, regularity or enforceability of the Letter of Credit, or any renewal or extension thereof, or any other document whatsoever. Subject to the limitations of the following sentence, the Letter of Credit Bank may accept or pay any draft presented to it under any Letter of Credit, or any renewal or extension thereof, regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented on or before the expiry date of the Letter of Credit, or the renewal or extension thereof then in effect. Furthermore, neither the Letter of Credit Bank nor any of its correspondents shall be responsible, as to any document presented under a Letter of Credit or any renewal or extension thereof which appears to be regular on its face, and appears on its face to conform to the terms of the Letter of Credit and to make reasonable reference thereto, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit or to any renewal or extension thereof, or failure of documents not clearly specified in the Letter of Credit to accompany any instrument at negotiation, or for failure of any person to note the amount of any draft on the reverse of the Letter of Credit or on any renewal or extension thereof.

             (b) The Letter of Credit Bank, upon receipt of any draft drawn under a Letter of Credit, shall promptly examine such draft and any accompanying certificate or other document in accordance with this ss.3 and with its customary procedures for conformity to the requirements of such Letter of Credit. Any action, inaction or omission on the part of the Letter of Credit Bank or any of its correspondents under or in connection with any Letter of Credit, or any renewal or extension thereof, or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable and the terms of this ss.3.3, shall be binding upon the Borrower and shall not place the Letter of Credit Bank or any of its correspondents under any liability to the Borrower, in the absence of gross negligence or willful misconduct by the Letter of Credit Bank or its correspondents. The Letter of Credit Bank's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

             ss.3.4. OBLIGATIONS OF THE BANKS. (a) Each Bank and the Borrower hereby acknowledge that each Letter of Credit issued by the Letter of Credit Bank pursuant to this Agreement is issued by the Letter of Credit Bank on behalf of all of the Banks. In the event that the Letter of Credit Bank is not reimbursed on the date of a drawing under a Letter of Credit, each Bank (other than the Letter of Credit Bank) absolutely, unconditionally and irrevocably agrees to reimburse the Letter of Credit Bank in an amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation and to be responsible for its Commitment Percentage of all liabilities incurred by the Letter of Credit Bank in respect of each Letter of Credit opened or extended by the Letter of Credit Bank for the account of the Borrower pursuant to this Agreement. In the event that for any reason (including without limitation as a result of the commencement of any proceedings under any bankruptcy, reorganization, insolvency or other similar law with respect to the Borrower) it is impracticable for any Bank to reimburse the Letter of Credit Bank in an amount equal to such Bank's Commitment Percentage of any drawing under any Letter of Credit, then each such Bank agrees that at the option of the Letter of

Credit Bank it shall purchase a participation in, or take an assignment from the Letter of Credit Bank of, the Borrower's obligation to repay the Letter of Credit Bank in respect of such drawing under such Letter of Credit in an amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation. The obligations of the Banks hereunder are several and the failure of any Bank to fulfill its obligations shall not result in any Bank becoming obligated to advance more than its Commitment Percentage of such Unpaid Reimbursement Obligation.

             (b) Each Bank agrees with the Letter of Credit Bank and the other Banks (other than the Letter of Credit Bank) that its obligations to provide to the Letter of Credit Bank its Commitment Percentage of the amount of any Unpaid Reimbursement Obligation shall be absolute, irrevocable and unconditional and further agrees that such obligations shall not be affected in any way by any intervening circumstances occurring before or after the making of such payment by the Letter of Credit Bank pursuant to any Letter of Credit, including without limitation:

                    (i) any modification or amendment of, or any consent,
               waiver, release or forbearance with respect to, any of the terms of this Credit Agreement or any other instrument or document referred to herein;

                    (ii) any other act or omission to act of any kind by the
               Letter of Credit Bank;

                    (iii) the existence of any Default or Event of Default; or

                    (iv) any change of any kind whatsoever in the financial
               position or creditworthiness of the Borrower or any of its Subsidiaries or any other Person.

             ss.3.5. LETTER OF CREDIT FEE. The Borrower shall pay to the Letter of Credit Bank a fee (the "LETTER OF CREDIT FEE") for each Letter of Credit issued or renewed by the Letter of Credit Bank at a rate per annum equal to (a) with respect to each standby Letter of Credit, the Applicable Margin with respect to Eurodollar Rate Loans in effect from time to time and (b) with respect to documentary Letters of Credit, one-half (1/2) the Applicable Margin with respect to Eurodollar Rate Loans in effect from time to time, in each case, on the Maximum Drawing Amount of such Letter of Credit for the period such Letter of Credit is outstanding. The Letter of Credit Bank shall, in turn, remit to each Bank (including BKB) such Bank's Commitment Percentage of the Letter of Credit Fee. In addition, the Borrower will pay the Letter of Credit Bank a Fronting Fee (the "Fronting Fee") equal to one-tenth of one percent (0.10%) per annum on the Maximum Drawing Amount of such Letter of Credit for the period such Letter of Credit is outstanding, which shall be retained by the Letter of Credit Bank for its own account. The Letter of Credit Fee and the Fronting Fee shall be payable quarterly in arrears on the last day of each calendar quarter. In respect of each Letter of Credit, the Borrower shall also pay to the Letter of Credit Bank, for its own account, the Letter of Credit Bank's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

             ss.4. CERTAIN GENERAL PROVISIONS; FEES.

             ss.4.1. AGENT'S FEE. The Borrower shall pay to the Agent for the Agent's own account, certain fees to the Agent (the "Agent's Fee") as provided in a letter agreement dated November 13, 1997 (as such agreement may be amended and in effect from time to time, the "Agent's Fee Letter") by and between the Borrower and the Agent.

             ss.4.2. FACILITY FEE. During the Revolver Period, the Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages (except to the extent otherwise provided below) a facility fee (the "Facility Fee"), which shall be calculated for each day at a per annum rate as set forth in the definition of Applicable Margin with respect to the Facility Fee in effect at such time on the Total Commitment. The Facility Fee shall be payable quarterly in arrears on the last day of each calendar quarter for the calendar quarter then ended commencing on the first such date following the Closing Date, with a final payment on the Maturity Date or any earlier date on which the Total Commitment shall terminate.

             ss.4.3. FUNDS FOR PAYMENTS.

                    ss.4.3.1. PAYMENTS TO AGENT. All payments of principal, interest, Facility Fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

                    ss.4.3.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, other than (a) with respect to taxes based upon the Agent's or any Bank's net income, or (b) with respect to amounts owing to a Bank that (i) is not incorporated under the laws of the United States of America or a state thereof and (ii) has not delivered to the Agent the forms referred to in ss.4.3.3 hereof, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

                    ss.4.3.3. WITHHOLDING. Each Bank that is a party to this Credit Agreement and that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Agent, within seven (7) Business Days of the Closing Date, or, in the case of a Bank which becomes a Bank pursuant to an Assignment and Acceptance, on the date which such Assignment and Acceptance becomes effective, a copy of United States Internal Revenue Service form 1001 or 4224 (or other applicable form prescribed by the United States Internal Revenue Service), in each case certifying that such Bank is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes.

             ss.4.4. COMPUTATIONS. All computations of interest on Base Rate Loans shall be based on a 365-day or 366-day year, as applicable, and all computations of interest on Eurodollar Rate Loans, Competitive Bid Loans and of Facility Fees, Letter of Credit Fees and other fees shall be based on a 360-day year, and, in each case, paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

             ss.4.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the

Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans,
(b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks, as applicable, determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

             ss.4.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this ss.4.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

             ss.4.7. ADDITIONAL COSTS, ETC. If any change after the Closing Date to any present applicable law or if any future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

             (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Bank's Commitment, the Loans or the Letters of Credit (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

             (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

             (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

             (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, the Letters of Credit such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is:

                  (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Bank's Commitment, or

                  (ii) to reduce the amount of principal, interest, or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, or any of the Loans or Letters of Credit, or

                  (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, in each such case and to the extent that the amount such additional cost, reduction, payment, foregone interest or other sum is not reflected in the Base Rate or the Eurodollar Rate, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum (without duplication for recovery of such amounts under any other provision hereof), PROVIDED that the Borrower shall not be liable to any Bank or the Agent for costs incurred more than sixty (60) days prior to receipt by the Borrower of such demand for payment from such Bank or (as the case may be) the Agent unless such costs were incurred prior to such 60-day period solely as a result of such present or future applicable law being retroactive to a date which occurred prior to such 60-day period.

             ss.4.8. CAPITAL ADEQUACY. If after the Closing Date any Bank or the Agent determines that the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans or Letters of Credit to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate or the Eurodollar Rate then the Borrower agrees to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with ss.4.9 hereof, PROVIDED that the Borrower shall not be liable to any Bank or the Agent for costs incurred more than sixty (60) days prior to receipt by the Borrower of the notice referred to in the immediately preceding sentence from such Bank or (as the case may be) the Agent. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

             ss.4.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to ss.ss.4.7 or 4.8 hereof and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing. If the Borrower is required to pay any additional amounts pursuant to ss.ss.4.7 or 4.8 hereof with respect to any Bank, the Borrower may, following payment in full of the amount or amounts due set forth in such certificate, take the actions permitted by ss.4.12 hereof to replace such Bank.

             ss.4.10. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against all redeployment costs and expenses that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans, Competitive Bid Loans or Swing Line Loans which are Fixed Rate Loans as and when due and payable, including any such cost or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, Competitive Bid Loans or such Swing Line Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with ss.ss.2.2 or 2.10 hereof or a Notice of Competitive Bid Borrowing in accordance with ss.2.3.1(f) hereof, or (c) the making of any payment of a Eurodollar Rate Loan, Competitive Bid Loan or Swing Line Loan which is a Fixed Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

             ss.4.11. INTEREST ON OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents, if not repaid on or before the fifth calendar day following the day such payment was due, shall bear interest from the due date thereof, compounded monthly and payable on demand at any time from and after the fifth calendar day following the day such payment was due, at a rate per annum equal to two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

             ss.4.12. REPLACEMENT OF INDIVIDUAL BANKS. Upon the happening of any of the events set forth in ss.ss.2.4.2, 4.6, 4.7, or 4.8, the Borrower may (PROVIDED that at the time no Default or Event of Default exists or would result after giving effect to the Borrower's action) prepay in full all Loans and other obligations owing by the Borrower to each affected Bank (a "Substituted Bank"), together with all amounts payable by the Borrower under ss.4.10 hereof with respect to such prepayment, and terminate the Commitment(s) of such Bank(s) subject to the following conditions:

                  (a) the Borrower shall have delivered to the Agent not less than ten (10) Business Days prior to the exercise of its rights under this ss.4.12 a written commitment in form and substance satisfactory to the Agent and each of the Banks from a banking institution (the "Replacement Bank") reasonably acceptable to the Agent and each of the remaining Banks (other than the Substituted Bank) in which such Replacement Bank agrees to become a "Bank" under this Credit Agreement, having a Commitment Amount in the amount of the Substituted Bank's Commitment Amount;

                  (b) the Borrower shall have given appropriate notice of any prepayment under this ss.4.12 as required by ss.2.8 and subject to all other provisions of this Credit Agreement; and

                  (c) simultaneously with any prepayment of all Syndicated Loans and other obligations owing by the Borrower to a Substituted Bank under this ss.4.12, the Substituted Bank shall have assigned pursuant to ss.17 hereof of this Credit Agreement the Commitment of such Substituted Bank to the Replacement Bank and such Replacement Bank shall have become a Bank under this Credit Agreement, having a Commitment Amount in the amount of such Substituted Bank's Commitment Amount and such Replacement Bank shall have simultaneously funded all such Loans prepaid hereunder.

             ss.4.13. GUARANTIES. The payment and performance of the Obligations shall be guaranteed by each Guarantor pursuant to the Guaranties, each of which shall be in the form of EXHIBIT F hereto. The Agent and the Banks hereby agree that they shall, upon the written request of the Borrower and at the cost and expense of the Borrower, release any Guarantor from its obligations to the Agent and the Banks under the Guaranty to which such Guarantor is a party if, and only if, (a) such Guarantor is no longer a Subsidiary of the Borrower, (b) no Default or Event of Default shall have occurred and be continuing on the date of such release, and (c) the Borrower shall have delivered to the Agent and the Banks on the date of such release a certificate signed by an authorized officer of the Borrower and evidence satisfactory to the Agent and the Banks showing compliance with the provisions of clauses (a) and (b) hereof. The Borrower shall deliver to the Banks an updated SCHEDULE 2 upon the release or addition of any Guarantor of its obligations as provided in this ss.4.13.

             ss.5. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Banks and the Agent as follows:

             ss.5.1. CORPORATE AUTHORITY.

             ss.5.1.1. INCORPORATION; GOOD STANDING. The Borrower and each Guarantor (a) is a corporation or, as the case may be, a Massachusetts Business Trust duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, (b) has all requisite corporate or, as the case may be, trust power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower.

             ss.5.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents by the Borrower and each Guarantor which is or is to become a party thereto, and the transactions contemplated hereby and thereby (a) are within the corporate or, as the case may be, trust authority of such Person, (b) have been duly authorized by all necessary corporate or, as the case may be, trust proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject which would have a material adverse effect either individually or in the aggregate on the Borrower and its Subsidiaries taken as a whole or on the ability of such Person to fulfill its obligations under this Credit Agreement and the other Loan Documents to which it is a party, (d) do not conflict with or result in any breach or contravention of any judgment, order, writ, injunction, license or permit applicable to the Borrower or any Guarantor and (e) do not conflict with any provision of the corporate charter or bylaws or, as the case may be, the Agreement and Declaration of Trust of, or any agreement or other instrument binding upon, the Borrower or any Guarantor.

             ss.5.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any Guarantor is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

             ss.5.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and the Guarantors of this Credit Agreement and the other Loan Documents to which the Borrower or any Guarantor is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

             ss.5.3. TITLE TO PROPERTIES; LEASES. Except as indicated on
SCHEDULE 5.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

             ss.5.4. FINANCIAL STATEMENTS. (a) There has been furnished to each of the Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Ernst & Young. Such balance sheet and statements of income and cash flows have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

             (b) There has been furnished to each of the Banks an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at August 2, 1997, and unaudited consolidated statements of income and cash flow of the Borrower and its Subsidiaries for the fiscal quarter then ended. Such balance sheet and statements of income and cash flows have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal quarter then ended (subject to year-end adjustments). There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

             ss.5.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no change in the operations, business, properties, assets or financial condition of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statements of income and cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole. Since the Balance Sheet Date, the Borrower has not made any Distributions except Distributions made in compliance with ss.7.4 hereof.

             ss.5.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower and each of its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

             ss.5.7. LITIGATION. Except as set forth in SCHEDULE 5.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its

Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries taken as a whole, or materially impair the right of the Borrower and each of its Subsidiaries to carry on business substantially as now conducted by it, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

             ss.5.8. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower and its Subsidiaries taken as a whole.

             ss.5.9. TAX STATUS. The Borrower and each of its Subsidiaries (a) has made or filed all applicable federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on SCHEDULE 5.9 attached hereto, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

             ss.5.10. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

             ss.5.11. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is such Person a "registered investment company", or a "principal underwriter" of a "registered investment company", or a company controlled by a "registered investment company", as such terms are defined in the Investment Company Act of 1940.

        ss.5.12. EMPLOYEE BENEFIT PLANS.

                ss.5.12.1. IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

                ss.5.12.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, no benefits are due unless The event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.

                ss.5.12.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a guaranteed pension plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, except as set forth on SCHEDULE 5.12 attached hereto, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                ss.5.12.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of

ERISA or that any multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

        ss.5.13. REGULATIONS U AND X; ETC. The proceeds of the Loans and the Letters of Credit shall be used for the purposes described in ss.6.12 hereof. No portion of any Loan or any Letter of Credit is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" (as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224 (the "Margin Regulations")) in violation of the Margin Regulations.

        ss.5.14. ENVIRONMENTAL COMPLIANCE. The Borrower has taken all reasonably necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

                (a) none of the Borrower, its Subsidiaries nor any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any Environmental Laws, which violation would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole;

                (b) neither the Borrower nor any of its Subsidiaries has received any Environmental Notice during the last five (5) years that has the potential to materially affect the assets, liabilities, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, except as set forth on SCHEDULE 5.14 hereto;,

                (c)     except as set forth on SCHEDULE 5.14 attached hereto:
(i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; in each case except in accordance with applicable Environmental Laws the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole; (ii) in the course of any activities conducted by the Borrower or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole; (iii) there have been no releases or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or any of its Subsidiaries, which releases would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on the Real Estate and which would have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have, to the best of the Borrower's knowledge, been transported offsite only as required under and in compliance with applicable Environmental Laws.

        ss.5.15. SUBSIDIARIES, ETC. As of the Closing Date, other than those Subsidiaries of the Borrower described on SCHEDULE 5.15(a) attached hereto, the Borrower has no other Subsidiaries. As of the Closing Date, except as set forth on SCHEDULE 5.15(b) attached hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person. The Borrower hereby agrees to deliver to the Banks an updated SCHEDULE 5.15(a) or SCHEDULE 5.15(b), as applicable, upon the acquisition or formation by the Borrower of any Subsidiary or the formation of any joint venture or partnership by the Borrower or any of its Subsidiaries with any other Person, in each case in accordance with the provisions of this Credit Agreement.

        ss.6.   AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Bank has any obligation to make any Loans or the Letter of Credit Bank has any obligation to issue, extend or renew any Letters of Credit:

        ss.6.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, the Facility Fee, the Letter of Credit Fees, the Agent's Fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

        ss.6.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in Westborough, Massachusetts, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

        ss.6.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes, depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

        ss.6.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to the Agent (and the Agent will promptly, after receipt thereof, deliver to the Banks):

                (a) as soon as practicable, but in any event not later than one hundred ten (110) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Ernst & Young or by other independent certified public accountants reasonably satisfactory to the Agent;

                (b) as soon as practicable, but in any event not later than sixty-five (65) days after the end of each of the first three fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the chief financial officer or the treasurer of the Borrower that to the best of the Borrower's knowledge, the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the chief financial officer or the treasurer of the Borrower in substantially the form of EXHIBIT G attached hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.8 hereof and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date; and

                (d) from time to time such other financial data and information as the Agent or any Bank may reasonably request.

All Confidential Information concerning the Borrower supplied by the Borrower to the Banks pursuant to the terms hereof will be held in confidence by the

Banks and the Banks shall not disclose such Confidential Information except that the Borrower authorizes each Bank to disclose any Confidential Information obtained pursuant to this Credit Agreement or any other Loan Document (i) to any bank regulatory authority, (ii) to any independent auditor or counsel or participant or potential assignee or potential participant of such Bank, PROVIDED that such independent auditor or counsel or participant or potential assignee or potential participant enters into a confidentiality agreement with the Borrower substantially similar to such Bank's agreement with the Borrower, and (iii) to all other appropriate governmental regulatory authorities to the extent required by such Bank by law or subpoena, but only to the extent permitted by applicable laws and regulations, including those applying to classified material.

        ss.6.5. NOTICES. The Borrower will promptly notify the Agent for the benefit of the Banks in writing of the occurrence of any Default or Event of Default. The Borrower will promptly give notice to the Agent for the benefit of the Banks (a) of any material violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower. The Borrower will give notice to the Agent for the benefit of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries taken as a whole and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent for the benefit of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $1,000,000.

        ss.6.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; PROVIDED that nothing in this ss.6.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and does not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

        ss.6.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

        ss.6.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor or shall have obtained such bonding as may be required to release such lien.

        ss.6.9. INSPECTION OF PROPERTIES AND BOOKS, ETC. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, no more frequently than once each calendar year, or more frequently as determined by the Banks upon the occurrence and during the continuance of an Event of Default, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and each such inspection, if no Event of Default has occurred and is continuing, shall be at the Banks' expense. The

Borrower shall also permit the Banks, through the Agent or any of the Banks' other designated representatives, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Borrower authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries.

        ss.6.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws,
(c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments, in each case if noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole, or on the ability of the Borrower or any of the Guarantors to fulfill its obligations under this Credit Agreement or any of the other Loan Documents to which such Person is a party. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

        ss.6.11. EMPLOYEE BENEFIT PLANS. The Borrower will (i) promptly upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or
in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

        ss.6.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and the Letters of Credit solely for repayment of existing Indebtedness (unless repayment or prepayment thereof is otherwise prohibited hereunder), working capital and general corporate purposes, including, without limitation, for the acquisition of assets and or Capital Stock of Persons in the same line of business as the Borrower or any Subsidiary of the Borrower, to the extent permitted under this Credit Agreement.

        ss.6.13. LICENSES AND PERMITS. The Borrower will maintain and renew any and all licenses or permits now held or hereafter acquired by the Borrower or any of its Subsidiaries unless the loss, suspension, revocation or failure to renew any such licenses or permits would not have a material adverse effect on the business or financial condition of the Borrower and such Subsidiary.

        ss.6.14. FURTHER ASSURANCES. The Borrower will, and will cause each of the Guarantors to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

        ss.7.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower
covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Bank has any obligation to make any Loans or the Letter of Credit Bank has any obligation to issue, extend or renew any Letter of Credit:

        ss.7.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or become or remain liable, contingently or otherwise, with respect to Indebtedness other than:

                (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

                (b) current liabilities of the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.6.8 hereof;

                (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                (f) Indebtedness in respect of documentary letters of credit issued in the ordinary course of business;

                (g) Indebtedness of the Borrower in respect of interest rate protection arrangements and exchange rate protection arrangements;

                (h) Indebtedness existing on the Closing Date and listed and described on SCHEDULE 7.1(h) hereto or any refinancing thereof on substantially similar terms as the Indebtedness being refinanced;

                (i)     Subordinated Debt;

                (j)     obligations under Capitalized Leases;

                (k) Indebtedness arising under an accounts receivable financing facility entered into by the Borrower or a Subsidiary of the Borrower on terms and conditions and pursuant to documentation in form and substance reasonably satisfactory to the Banks, PROVIDED that the maximum facility amount of such accounts receivable financing facility shall not exceed $125,000,000;

                (l) Indebtedness in respect of (i) intercompany loans and guaranties from the Borrower to any of its Subsidiaries or of any of its Subsidiaries' obligations or (ii) intercompany loans and guaranties between Subsidiaries of the Borrower or (iii) intercompany loans and guaranties from any Guarantor to the Borrower or of any of the Borrower's obligations or (iv) guaranties from any Subsidiary of the Borrower of any of the Borrower's obligations, PROVIDED that the Investments corresponding to such Indebtedness are permitted under secs.7.3(j) or 7.3(k) hereof;

                (m) Indebtedness incurred in connection with the acquisition after the Closing Date of any real or personal property by the Borrower or any Subsidiary of the Borrower as contemplated by ss.7.2(ix) hereof;

                (n) Indebtedness of the Borrower and its Subsidiaries in respect of Investments in and contingent obligations to make Investments in The Business Depot, Ltd., Staples U.K. and MAXI-Papier-Markt GmbH in each case solely to the extent that such Investments are permitted under ss.7.3(n) or (o) hereof;

                (o) Indebtedness secured by a lien on Real Estate of the Borrower or its Subsidiaries; PROVIDED that the aggregate amount of Indebtedness permitted pursuant to this ss.7.1(o) shall not, at any time, exceed the fair market value of the Real Estate securing such Indebtedness; and

                (p) other Indebtedness of the Borrower and its Subsidiaries (whether or not such Subsidiaries are Guarantors), provided that (i) with respect to Indebtedness incurred by the Borrower or a Guarantor, such Indebtedness contains covenants that are no more restrictive on the Borrower or such Guarantor than the covenants contained in this Credit Agreement and (ii) immediately after such incurrence of Indebtedness, and after giving effect thereto on a pro forma basis, no Default or Event of Default shall then exist.

Notwithstanding the foregoing, at no time shall the aggregate amount of Indebtedness of the Borrower and its Subsidiaries consisting of guaranties and other Contingent Liabilities (excluding (i) Indebtedness permitted pursuant to ss.7.1 to the extent such Indebtedness (or if such Indebtedness is a Contingent Liability of the Borrower and/or its Subsidiaries, the underlying Indebtedness relating to such Contingent Liability) is included in the calculation of Total Funded Indebtedness) and (ii) obligations in respect of documentary letters of credit) exceed, in the aggregate, 15% of the Stockholders' Equity of the Borrower at such time. For purposes of this Section, the amount of Contingent Liabilities in respect of interest rate protection arrangements and exchange rate protection arrangements permitted under ss.7.1(g) at any time shall be the net liability of the Borrower and its Subsidiaries under such arrangements at such time, calculated on a basis satisfactory to the Agent in accordance with accepted practice.

        ss.7.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency under the laws of the United States of America or any state thereof, or otherwise, be given any priority whatsoever over its general creditors; or
(e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; PROVIDED that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

                (i) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

                (ii) liens to secure taxes, assessments and other government charges and liens to secure claims for labor, material or supplies, in each case in respect of obligations not overdue or which are being contested in good faith and by appropriate proceedings and for which the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto;

                (iii) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security obligations;

                (iv) liens in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary is at the time in good faith prosecuting an appeal and in respect of which a stay of execution shall have been obtained pending such appeal or shall have obtained an unsecured bond sufficient to release such lien;

                (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in respect of obligations not overdue or, if such obligations are overdue, being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto, PROVIDED that no proceeding to foreclose any such lien shall have been commenced;

                (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under Capitalized Leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

                (vii)   liens existing on the Closing Date and listed on
SCHEDULE 7.2 attached hereto or liens on the same assets in connection with the refinancing of such existing liens;

                (viii) liens arising in the ordinary course of business of the Borrower or a Subsidiary of the Borrower none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary course of business of the Borrower and its Subsidiaries and which do not, individually or in the aggregate, have a materially adverse effect on the business of the Borrower or such Subsidiary individually or of the Borrower and its Subsidiaries on a consolidated basis;

                (ix) purchase money security interests in or purchase money mortgages on real or personal property acquired after the Closing Date to secure purchase money Indebtedness of the type permitted by ss.7.1(m) hereof, incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

                (x) liens on accounts receivable of the Borrower and/or its Subsidiaries that are the subject of and secure the accounts receivable financing facility permitted under ss.7.1(k) hereof;

                (xi) liens securing other permitted Indebtedness that does not exceed $10,000,000 in the aggregate;

                (xii) liens in respect of the interests of lessors under Capitalized Leases; and

                (xiii) liens on Real Estate securing Indebtedness permitted under ss.7.1(o) hereof.

        SS.7.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                (a) marketable direct or guaranteed obligations of the United States of America that mature within three (3) years from the date of purchase by the Borrower or any Subsidiary;

                (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of (i) United States or Canadian banks having total assets in excess of $1,000,000,000 or (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which its is organized or another country which is a member of the OECD;

                (c) (i) securities commonly known as "commercial paper" denominated in Dollars which at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's, and not less than "A 1" if rated by S&P; and (ii) securities commonly known as "short-term bank notes" issued by any Bank denominated in Dollars which at the time of purchase have been rated and the ratings for which are not less than "P 2" if rated by Moody's, and not less than "A 2" if rated by S&P;

                (d)     Investments existing on the Closing Date and listed on
SCHEDULE 7.3 attached hereto;

                (e) Investments with respect to Indebtedness permitted by ss.7.1(k) hereof so long as such entities remain Subsidiaries of the Borrower;

                (f) taxable or tax-exempt securities which at the time of purchase have been rated and the ratings for which are not less than A 3 if rated by Moody's, and not less than A- if rated by S&P;

                (g) Investments consisting of loans and advances to employees of the Borrower or any Subsidiary of the Borrower, not exceeding $1,000,000 in the aggregate at any one time outstanding;

                (h) options to invest in or to lease real property to be used in the operations of the Borrower or any Subsidiary of the Borrower;

                (i) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions effected in the ordinary course of business;

                (j) (i) the Borrower's or any Subsidiary's guaranty of the Indebtedness of any Guarantor or the Borrower, (ii) any other Investments by the Borrower or any Guarantor in any Guarantor or the Borrower, and (iii) any Investments (other than loans) by any Subsidiary of the Borrower in any Guarantor or the Borrower;

                (k) Investments by the Borrower or any Subsidiary of the Borrower in any of the Borrower's Subsidiaries (other than the Guarantors, any NRO, The Business Depot, Ltd., Staples U.K. or MAXI-Papier-Markt GmbH), PROVIDED that (i) the aggregate amount of Investments in, intercompany loans to and guaranties of, the obligations of each such Subsidiary shall not exceed $35,000,000 at any time and (ii) the aggregate amount of such Investments in, intercompany loans to and guaranties of, the obligations of such Subsidiaries shall at no time exceed 25% of the Stockholders' Equity of the Borrower;

                (l) Investments by the Borrower or any Subsidiary of the Borrower to acquire any Person, PROVIDED that such acquisition is permitted under ss.7.6 hereof;

                (m) Investments by the Borrower or any Subsidiary of the Borrower to acquire up to a fifty percent (50%) interest in another Person, PROVIDED that (i) such Person is in the same line of business as the Borrower or such Subsidiary, as applicable, and (ii) the consideration for such interest shall be the exchange by the Borrower or such Subsidiary as applicable, of a certain number of shares of its common stock for equity securities of the other Person and/or the payment in cash in an aggregate cash amount for any such Investment not in excess of $35,000,000;

                (n) Investments by the Borrower or any Subsidiary of the Borrower in MAXI-Papier-Markt GmbH and Staples U.K., PROVIDED that (i) the aggregate amount of all such Investments by the Borrower and the Guarantors in Staples, U.K. under this clause (n) shall at no time exceed 20.0% of the Stockholders' Equity of the Borrower, (ii) the aggregate amount of all such Investments in MAXI-Papier-Markt GmbH under this clause (n) shall at no time exceed 10.0% of the Stockholders' Equity of the Borrower, and (iii) in each case, no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Investment; and

                (o) Investments by the Borrower or any Subsidiary in The Business Depot, Ltd. or in respect of the acquisition by the Borrower or such Subsidiary of capital stock of nonresident-owned investment corporation Subsidiaries of the Borrower which may now exist or be formed hereafter (each, an "NRO") and Investments by NROs in The Business Depot, Ltd., PROVIDED that (i) the aggregate amount of all such Investments made by such NROs in respect of the purchase of Indebtedness owed by The Business Depot, Ltd. to lenders PLUS related transaction expenses is not less than (A) the aggregate amount of

Investments made by the Borrower and its Subsidiaries in NROs in accordance with this clause (o) LESS (B) $100,000 per NRO, (ii) the aggregate amount of all such Investments in respect of the purchase of Indebtedness owed by The Business Depot, Ltd. made by NROs PLUS the aggregate amount of Investments made by the Borrower and its Subsidiaries (other than NROs) in The Business Depot, Ltd. does not exceed 22.5% of the Stockholders' Equity of the Borrower at any time, and
(iii) no Default or Event of Default has occurred and is continuing or would occur after giving effect to any such Investments.

        ss.7.4. DISTRIBUTIONS. The Borrower will not declare any dividend or make any Distribution; PROVIDED that the Borrower may make Distributions if (a) no Default or Event of Default has occurred and is continuing or would result after giving effect to such Distribution and (b) the aggregate amount of all Distributions made in any fiscal year of the Borrower does not exceed twenty-five percent (25%) of the Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal year.

        ss.7.5. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

        ss.7.6. MERGER AND CONSOLIDATION. The Borrower will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person; enter into any stock or asset acquisitions (other than the acquisition of assets in the ordinary course of such Person's business and other than the acquisition of stock permitted under ss.7.3(o) hereof); enter into any joint venture or partnerships (except to the extent permitted under ss.7.3 hereof); or enter into any new lines of business or otherwise change the conduct of the Borrower's or such Subsidiary's business as presently conducted; other than (a) the merger or consolidation of one or more Subsidiaries of the Borrower with and into the Borrower, PROVIDED that the Borrower is the surviving entity, (b) the merger or consolidation of two or more Subsidiaries of the Borrower, PROVIDED that, if one of the Subsidiaries is a Guarantor, that the Guarantor is the surviving entity, or

(c) the acquisition (whether of stock or assets or by means of a merger) of any other Person, PROVIDED that (i) immediately after such acquisition, and after giving effect thereto on a pro forma basis, no Default or Event of Default shall then exist, (ii) if required by applicable law, the board of directors and the shareholders or the equivalent, of such other Person has approved such acquisition, (iii) such other Person is in the business of selling office products and/or supplies, (iv) in connection with any such acquisition involving an aggregate consideration (including assumption of Indebtedness) in an amount greater than ten percent (10%) of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries, determined immediately prior to such acquisition, the Borrower shall have delivered to the Agent and the Banks prior written notice of the proposed acquisition, (v) if the Borrower or a Guarantor and such other Person merge, the Borrower or such Guarantor is the surviving entity, and
(vi) contemporaneously with such acquisition, the requirements of ss.6.14, if applicable, shall have been satisfied.

        ss.7.7. DISPOSITION OF ASSETS AND SALE-LEASEBACK TRANSACTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, dispose of or sell assets other than:

                (a) the disposition of assets in the ordinary course of business,

                (b) sale-leaseback transactions and other dispositions of assets that do not have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries, PROVIDED that
(i) the aggregate net book value of the assets to be sold PLUS the net book value of all other assets of the Borrower and its Subsidiaries sold under this clause (b) during the period of time from the Closing Date through the date of such sale does not, at the time of such sale, exceed 25% of the Consolidated Total Assets of the Borrower and its Subsidiaries, (ii) such assets are sold in an arm's length transaction for fair market value (after giving effect to all tax benefits, if any, associated with such sale), and (iii) the Borrower shall, if an Event of Default exists or would result from such sale, prepay the Syndicated Loans by an amount equal to (A) 50% of the amount by which the aggregate net sale proceeds of all assets sold pursuant to this clause (b) exceeds $20,000,000 but is less than or equal to $50,000,000 PLUS (B) 100% of the amount by which the aggregate net sale proceeds of all assets sold pursuant to this clause (b) exceeds $50,000,000, and

                (c) the sale of accounts receivable of the Borrower and/or its Subsidiaries pursuant to an accounts receivable financing or securitization facility entered into by the Borrower and/or a Subsidiary of the Borrower on terms and conditions and pursuant to documentation in form and substance reasonably satisfactory to the Banks, PROVIDED that the maximum facility amount of such facility shall not exceed $125,000,000.

        ss.7.8. SUBORDINATED DEBT. The Borrower will not effect or permit any change in or amendment to any document or instrument pertaining to the subordination, covenants, events of default, terms of payment or required prepayments of any Subordinated Debt, give any notice of redemption or prepayment or offer to repurchase under any such document or instrument or, directly or indirectly, make any payment of principal of or interest on or in redemption, retirement or repurchase of any Subordinated Debt, except that (a) the Borrower may make regularly scheduled payments when required by the terms of the Subordinated Debt, (b) the Borrower may give any notice of redemption under the Subordinated Debentures and redeem any such Subordinated Debentures, PROVIDED that (i) the Borrower has entered into an agreement with one or more financial institutions with regard to the issuance and/or sale of its equity securities to such institutions, whereby the proceeds from any sale of such equity securities will be used to pay some or all of the redemption price of the Subordinated Debentures in the event that some or all of the holders of such Subordinated Debentures do not elect to convert such Subordinated Debentures into common stock of the Borrower, and (ii) the aggregate redemption price of all Subordinated Debentures redeemed by the Borrower, in cash, after the Closing Date, in excess of the proceeds of any sale of equity securities described in subclause (i) hereof, does not exceed $10,000,000, and (iii) no Default or Event of Default has occurred and is continuing or would result after giving effect to any such redemption, (c) if the Borrower determines, based on a written opinion of counsel that, as a result of any change in or amendment to the laws affecting taxation (including regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any change in or amendment to the application or official interpretation of such laws, regulations or rulings, any payment made outside of the United States by the Borrower or its agent of the full amount of principal, premium, if any, or interest due with respect of any outstanding Subordinated Debenture in bearer form (a "Bearer Debenture") or coupon appertaining thereto would be subject to any certification, identification or other information reporting requirement of any kind, the effect of which is the disclosure of the nationality, residence or identity of the beneficial owner of such Bearer Debenture or coupon who is not a U.S. person (as defined in the Indenture) to the Borrower, any agent of the Borrower or any governmental authority, then the Borrower may give notice of redemption and redeem such Bearer Debenture at par together with accrued interest, PROVIDED that (i) the aggregate redemption price of all such Bearer Debentures so redeemed by the Borrower does not exceed $50,000,000, and (ii) no Default or Event of Default has occurred and is continuing or would result after giving effect to such redemption, (d) if the holders of the Subordinated Debentures shall require the

Borrower to repurchase Subordinated Debentures from such holders upon the occurrence of a Change in Control (as defined in the Indenture for the purpose of this ss.7.8(d) only), then subject to the subordination and turnover provisions of the Indenture the Borrower may repurchase such Subordinated Debentures at par together with accrued interest, and (e) the Borrower may refinance all or a portion of the Subordinated Debt so long as such refinancing Subordinated Debt (i) has a maturity that is no earlier than the Subordinated Debt being refinanced and (ii) is subordinated to the Obligations on terms at least as favorable to the Agent and the Banks, in the opinion of the Agent and the Majority Banks, as the Subordinated Debt being refinanced. The terms of ss.7.8(d) shall not, by implication or otherwise, limit, impair, alter, modify, amend, constitute a waiver of or in any other way affect any of the other terms, obligations, covenants, Defaults or Events of Default contained in this Credit Agreement, including without limitation the Events of Default set forth in ss.11.1(k) of this Credit Agreement.

        ss.8.   FINANCIAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Bank has any obligation to make any Loans or the Letter of Credit Bank has any obligation to issue, extend or renew any Letter of Credit:

                ss.8.1. FIXED CHARGE COVERAGE RATIO. As at the end of each fiscal quarter of the Borrower, the Borrower will not permit the ratio (the "Fixed Charge Coverage Ratio") of (a) the sum of (i) Earnings Before Interest and Taxes for the period of the four consecutive fiscal quarters (the "Measurement Period") ending on such date PLUS (ii) the Rental Expense for such Measurement Period, to (b) the sum of (i) the Consolidated Total Interest Expense for such Measurement Period PLUS (ii) the Rental Expense for such Measurement Period, to be less than 1.50 to 1.00.

        ss.8.2. FUNDED DEBT TO EBITDA RATIO. As at the end of each fiscal quarter of the Borrower, the Borrower will not permit the ratio of (a) Total Funded Indebtedness as at such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters then ending, to be greater than 3.0:1.

        ss.8.3. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit Consolidated Tangible Net Worth to be, as at the end of any fiscal quarter, less than the sum of (a) $485,000,000, PLUS (b) 50% of the cumulative positive Consolidated Net Income (calculated as at the end of each of the fiscal quarters beginning with the fiscal quarter ending November 1, 1997), with no deductions for losses, PLUS (c) 50% of the aggregate book value of all additional Capital Stock issued by the Borrower since August 2, 1997.

        SS.9.   CLOSING CONDITIONS. The obligations of the Banks to make the initial Loans and the Letter of Credit Bank to issue the initial Letter of Credit (if issued on the Closing Date) shall be subject to the satisfaction of the following conditions precedent:

        SS.9.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. The Agent shall have received a fully executed copy of each such document.

        SS.9.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. The Agent shall have received from the Borrower and each of the Guarantors a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

        SS.9.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of the Guarantors of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to the Agent.

        SS.9.4. INCUMBENCY CERTIFICATE. The Agent shall have received from the Borrower and each of the Guarantors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and each Guarantor, as applicable, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and to the benefit of each of the Borrower and the Guarantors, each of the Loan Documents;
(b) with respect to the Borrower, to make Loan Requests and Conversion Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

        SS.9.5. OPINION OF COUNSEL. The Agent shall have received favorable legal opinions addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from (a) Peter Schwarzenbach, Esq., general counsel to the Borrower and the Guarantors, and (b) Hale and Dorr, special counsel to the Borrower and the Guarantors.

        SS.9.6. PAYMENT OF FEES. The Borrower shall have paid to the Agent and the Banks, as appropriate, the Agent's Fee and all other fees and expenses required to be paid by it.

        SS.9.7. TERMINATION OF EXISTING CREDIT AGREEMENT. The Borrower shall have repaid all principal, interest and fees owing, and shall have terminated the commitments under, the Existing Credit Agreement and the Agent shall have received evidence thereof in the form and substance satisfactory to it.

        SS.9.8. COMPLIANCE CERTIFICATE. The Borrower shall have delivered to the Banks a Compliance Certificate, dated as of the Closing Date, and based on the financial statements of the Borrower for the fiscal quarter ended August 2, 1997.

        SS.9.9. NO MATERIAL ADVERSE CHANGE. The Agent shall be satisfied that there shall have occurred no material adverse change in the business, operations, assets, properties or condition of the Borrower or its Subsidiaries since the Balance Sheet Date.

        SS.10. CONDITIONS TO ALL BORROWINGS. The obligations of the Banks to make any Loan and the Letter of Credit Bank to issue any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

        SS.10.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

        SS.10.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or for the Letter of Credit Bank to issue such Letter of Credit.

        ss.10.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

        SS.10.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

        SS.11.  EVENTS OF DEFAULT; ACCELERATION; ETC.

        SS.11.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur and be continuing:

                (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                (b) the Borrower or any Guarantor shall fail to pay any interest on the Loans, the Facility Fee, the Letter of Credit Fees, the Agent's Fee or other sums due hereunder or under any of the other Loan Documents, within five (5) Business Days of the date when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                (c) the Borrower (i) shall fail to comply with any of its covenants contained in secs.6.4, 6.5, 6.10, 7 or 8 hereof, or (ii) shall fail to comply with its covenant contained in ss.6.6 hereof and such failure shall continue for thirty (30) days;

                (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.11.1) for thirty
(30) days after written notice of such failure has been given to the Borrower by the Agent;

                (e) any material representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases or any obligations with respect to interest rate protection arrangements or exchange rate protection arrangements which, in the aggregate, represents Indebtedness (calculated, with respect to interest rate protection arrangements and exchange rate protection arrangements based on the notional principal amount thereof) of $10,000,000 or more, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases or evidencing any interest rate protection arrangement or exchange rate protection arrangement which in the aggregate represents Indebtedness (calculated, with respect to interest rate protection arrangements and exchange rate protection arrangements based on the notional principal amount thereof) of $10,000,000 or more, and for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and shall not have been dismissed within sixty (60) days, or the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein;

                (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $10,000,000;

                (j) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $10,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                (k) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt or the Subordinated Debt shall be prepaid, redeemed or repurchased in whole or in part, in each case in violation of the provisions of this Credit Agreement;

                (l) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

                (m) a "Change in Control" shall have occurred (which for the purposes of this subsection (m) shall mean the occurrence of any of the following events):

                        (i) the acquisition by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of Capital Stock of the Borrower entitling such Person to exercise 50% or more of the total voting power of all shares of Capital Stock of the Borrower entitled to vote generally in the elections of directors (any shares of voting stock of which such person or group is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage);

                        (ii) any consolidation of the Borrower with, or merger of the Borrower into, any other Person, any merger of another Person into the Borrower, or any sale or transfer of all or substantially all of the assets of the Borrower to another Person (other than a transfer of assets to one or more Guarantors or a merger (A) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of the Borrower or (B) which is effected solely to change the jurisdiction of incorporation of the Borrower); or

                        (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes, the Letters of Credit and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in secs.11.1(g) or 11.1(h) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

        SS.11.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in secs.11.1(g) or 11.1(h) hereof shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Letter of Credit Bank shall be relieved of all further obligations to issue Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the

Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Letter of Credit Bank shall be relieved of all further obligations to issue Letters of Credit. In the event of any termination of the Commitments hereunder, the Borrower shall immediately deposit with the Agent cash collateral in an amount equal to the Maximum Drawing Amount, pursuant to a cash collateral agreement as shall be in form and substance satisfactory to the Agent. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations.

        SS.11.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to ss.11.1 hereof, each Bank, if owed any amount with respect to the Loans or Letters of Credit and upon the consent of the Majority Banks, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

        SS.12. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank, such amount shall be applied ratably to such other Indebtedness (except that no amounts shall be applied to documentary letters of credit) and to the Indebtedness evidenced by all such Notes held by such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Syndicated Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Syndicated Notes held by it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

        SS.13.  THE AGENT.

        SS.13.1. AUTHORIZATION.

        (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

        (b) The relationship between the Agent and the Banks is and shall be that of an independent contractor. The use of the term "Agent" herein is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Agreement or any of the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

        (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee", "lienholder" or the like on all financing statements, motor vehicle titles and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages, liens or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

        SS.13.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

        SS.13.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable to the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

        SS.13.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

        SS.13.5. PAYMENTS.

                SS.13.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's PRO RATA share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                SS.13.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                SS.13.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its PRO RATA share of any Loan or fails to make available to the Letter of Credit Bank its PRO RATA share of each drawing under any Letter of Credit or (b) to comply with the provisions of ss.12 hereof with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Syndicated Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all outstanding Syndicated Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Syndicated Loans of the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Syndicated Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

        SS.13.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

        SS.13.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by ss.14 hereof), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, the Letters of Credit, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

        SS.13.8. AGENT AS BANK; ETC. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Agent. None of the Documentation Agent, the Syndication Agent or any Co-Agent shall have any obligation, liability, responsibility or duty under this Credit Agreement other than as a Bank hereunder.

        SS.13.9. RESIGNATION. The Agent may resign at any time by giving sixty
(60) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent reasonably acceptable to the Borrower, which shall be a financial institution having a rating of not less than A or its equivalent by S&P. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

        SS.13.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this ss.13.10 it shall promptly notify the other Banks and the Borrower of the existence of such Default or Event of Default.

        SS.14. EXPENSES. The Borrower agrees to pay (a) the Agent's reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income or taxes not payable by the Borrower pursuant to the provisions of this Credit Agreement) on the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all insurance premiums and surveyor, engineering and appraisal charges, (e) all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys' fees (including the allocated costs of in-house counsel) and costs and reasonable accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Agent or any Bank in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of an Event of Default and (ii) any other litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries (other than any litigation, proceeding or dispute referred to in ss.15 hereof) but only if such Bank or the Agent is the prevailing party in such litigation, proceeding or dispute, and (f) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches. The Borrower shall not pay the fees, expenses and disbursements incurred by any Bank other than the Agent in connection with the review and preparation of this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein. The covenants of this ss.14 shall survive payment or satisfaction of all other Obligations.

        SS.15. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or the Letters of Credit, (b) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (c) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this ss.15 are unenforceable for any reason, the Borrower hereby agrees to makE the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss.15 shall survive payment or satisfaction in full of all other Obligations.

        SS.16. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans or the issuance of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Notes or any Letter of Credit of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Letter of Credit Bank has any obligation to issue, renew or extend Letters of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

        SS.17.  ASSIGNMENT AND PARTICIPATION.

        SS.17.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its risk associated with the Letters of Credit); PROVIDED that (a) each of the Agent and the Borrower shall have given its prior written consent to such assignment, which consent, in each case, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount that is a minimum of $10,000,000 or integral multiples of $1,000,000 in excess thereof, and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT H attached hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in ss.17.3 hereof, be released from its obligations under this Credit Agreement.

        SS.17.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in secs.5.4 and 6.4 hereof and such other documents and information as it has deemed appropriate to make its Own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and (i) such assignee acknowledges that it has made satisfactory arrangements with the assigning Bank with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.

        SS.17.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, other than with respect to assignments by any Bank to (a) any Affiliate of such Bank, (b) any of the twelve Federal Reserve Banks as provided in ss.17.8 hereof or (c) any other Bank hereunder, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2500.

        SS.17.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

        SS.17.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would (i) reduce the principal of or the interest rate on any Loans, (ii) extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, (iii) reduce the amount of any Facility Fees or Letter of Credit Fees to which such participant is entitled, (iv) extend any regularly scheduled payment date for principal or interest or (v) release any collateral for the Obligations.

        SS.17.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and with the written consent of the Borrower, such consent not to be unreasonably withheld, potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process, (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation and (d) to enter into a confidentiality agreement with the Borrower evidencing the foregoing.

        SS.17.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to secs.11.1 or 11.2 hereof, and the determination of the Majority Banks shall for all purposes of this Credit agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to secs.11.1 or 11.2 hereof to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

        SS.17.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to ss.15 hereof with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this ss.17 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341 and may at any time assign all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any Affiliate of such Bank (provided that such assignment to such Affiliate does not impose any additional tax liabilities on the Borrower), in each case without payment to the Agent of the registration fee as provided in ss.17.3 hereof. No such pledge or assignment or the enforcement thereof shall release the Pledgor or Assignor Bank from its obligations hereunder or under any of the other Loan Documents.

        SS.17.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

        SS.18. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required by this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                (a) if to the Borrower, at 8 Technology Drive, Westborough, Massachusetts 01581, Attention: Mr. L. Jamison Hudson, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice, with a copy to Peter Schwarzenbach, Vice President and General Counsel;

                (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Linda H. Thomas, Managing Director, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

                (c)     if to any Bank, at such Bank's address set forth on
SCHEDULE 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

        Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer and (ii) if sent by registered or certified first-class mail return receipt requested, postage prepaid, on the third Business Day following the mailing thereof.

        SS.19. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE

BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING IN SUCH STATE AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SS.18 HEREOF. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

        SS.20. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shalL not define or limit the provisions hereof.

        SS.21. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

        SS.22. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.24 hereof.

        SS.23. WAIVER OF JURY TRIAL. The Borrower hereby waives its right to a jury trial with respect to anY action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

        SS.24. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes, the term of the Notes, the regularly scheduled payment date for principal or interest on the Notes, the Commitment Amounts of the Banks, and the amount of any Facility Fees or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; this ss.24 may not be changed without the written consent of the Borrower and the written consent of all of the Banks; the definition of Majority Banks may not be amended without the written consent of all of the Banks; the Agent may not release any guaranty for the Obligations (except as provided in ss.4.13 hereof) without the written consent of all the Banks; and the amount of the Agent's Fee payable for the Agent's account and ss.3 or ss.13 hereof may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

        SS.25. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

        SS.25.1. SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. The Borrower, for itself and each of its Subsidiaries, in connection with any financial advisory or investment banking services provided from time to time by a Section 20 Subsidiary to the Borrower or one or more of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by the Borrower or any of its Subsidiaries, and (b) the Agent and each Bank to share with such Section 20 Subsidiary any information delivered to the Agent or such Bank by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit

Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

        SS.25.2. CONFIDENTIALITY. Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information
(a) after such information shall have become public other than through a violation of this ss.25, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent, any Bank or, subject to ss.25.1, any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in ss.17 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of ss.17.6.

        SS.25.3. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

        SS.25.4. OTHER. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by the Borrower or any of its Subsidiaries. The obligations of each Bank under this ss.25 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

         SS.26. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.




                                   STAPLES, INC.



                                   By:
                                       ----------------------------------------
                                       Title:


                                   BANKBOSTON, N.A., individually and as Agent



                                   By:
                                       ----------------------------------------
                                       Title:


                                   THE CHASE MANHATTAN BANK,
                                   individually and as Syndication Agent



                                   By:
                                       ----------------------------------------
                                       Title:


                                   FLEET NATIONAL BANK,
                                   individually and as Documentation Agent



                                   By:
                                       ----------------------------------------
                                       Title:

                                   BANK OF AMERICA NATIONAL
                                   TRUST AND SAVINGS ASSOCIATION, as Co-Agent



                                   By:
                                       ----------------------------------------
                                       Title:


                                   THE BANK OF NOVA SCOTIA,
                                   as Co-Agent



                                   By:
                                       ----------------------------------------
                                       Title:


                                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Co-Agent



                                   By:
                                       ----------------------------------------
                                       Title:


                                   BAYERISCHE VEREINSBANK AG
                                   NEW YORK BRANCH


                                   By:
                                       ----------------------------------------
                                       Title:


                                   By:
                                       ----------------------------------------
                                       Title:

                                   CORESTATES BANK, N. A.



                                   By:
                                       ----------------------------------------
                                       Title:


                                   THE FIRST NATIONAL BANK OF CHICAGO



                                   By:
                                       ----------------------------------------
                                       Title:


                                   FIRST UNION NATIONAL BANK



                                   By:
                                       ----------------------------------------
                                       Title:


                                   MARINE MIDLAND BANK



                                   By:
                                       ----------------------------------------
                                       Title:


                                   MELLON BANK



                                   By:
                                       ----------------------------------------
                                       Title: